EXHIBIT 10.47


                       AMENDED, RESTATED AND CONSOLIDATED
                           LOAN AND SECURITY AGREEMENT


     THIS AMENDED, RESTATED AND CONSOLIDATED LOAN AND SECURITY AGREEMENT (this "Agreement") is made this 24th day of March, 1999 by and among CONGRESS FINANCIAL CORPORATION (CENTRAL) ("Congress"), as a Lender, with an office at 150 South Wacker Drive, Suite 2200, Chicago, Illinois 60606, FINOVA CAPITAL CORPORATION ("FINOVA"), as a Lender, with an office at 311 South Wacker Drive, Suite 4100, Chicago, Illinois 60606, LASALLE NATIONAL BANK, a national banking association (in its individual capacity, "LaSalle"), 135 South LaSalle Street, Chicago, Illinois 60603-4105, for itself, and as Agent for all Lenders that are now or hereafter parties to this Agreement, APPLE SPORTS, INC. ("Apple"), One Roebling Court, Ronkonkoma, New York 11779, APPLE GOLF SHOES, INC. ("Golf"), One Roebling Court, Ronkonkoma, New York 11779, and DORSON SPORTS, INC. ("Dorson"), One Roebling Court, Ronkonkoma, New York 11779. Apple, Golf and Dorson are sometimes referred to herein individually as a "Borrower" and collectively as "Borrowers".

                               W I T N E S S E T H

     WHEREAS, each of Apple, Golf and Dorson are parties to certain Loan and Security Agreements each dated as of May 28, 1998 with LaSalle (the "Original Loan Agreements");

     WHEREAS, Borrowers and LaSalle wish to consolidate the Original Loan Agreements into a single agreement and provide for multiple Lenders and an agent to service the loan facility;

     WHEREAS, in connection therewith, Borrowers, Lenders and Agent have agreed to amend, restate and consolidate the Original Loan Agreements as set forth herein;

     WHEREAS, each Borrower may, from time to time, request Loans from Agent and Lenders, and the parties wish to provide for the terms and conditions upon which such Loans, if made by Agent and Lenders, shall be made;

     NOW, THEREFORE, in consideration of any Loan (including any Loan by renewal or extension) heretofore, now or hereafter made to any Borrower by Agent or any Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrowers, the parties agree as follows:


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     4. DEFINITIONS.

     (a) "Account," "Account Debtor," "Chattel Paper," "Documents," "Equipment," "General Intangibles," "Goods," "Instruments," "Inventory," and "Investment Property" shall have the respective meanings assigned to such terms, as of the date of this Agreement, in the Illinois Uniform Commercial Code.

     (b) "Affiliate" shall mean any Person directly or indirectly controlling, controlled by or under common control with a Borrower.

     (c) "Agent" shall mean LaSalle or its successor appointed pursuant to Paragraph (11) of Exhibit A, acting in its capacity as agent for, and on behalf of all Lenders.

     (d) "Business Day" shall mean any day other than a Saturday, a Sunday or
(i) with respect to all matters, determinations, fundings and payments in connection with LIBOR Rate Loans, any day on which banks in London, England or Chicago, Illinois are required or permitted to close, and (ii) with respect to all other matters any day that banks in Chicago, Illinois are permitted or required to close.

     (e) "Collateral" shall mean all of the property of Borrowers described in paragraph 4 hereof, together with all other real or personal property of any Obligor or any other Person now or hereafter pledged to Agent, for the benefit of Agent and Lenders, to secure, either directly or indirectly, repayment of any of the Liabilities.

     (f) "Eligible Account," shall mean with respect to a Borrower an Account owing to such Borrower which is acceptable to Agent in its sole discretion, determined in good faith on a basis consistent with the credit procedures of Agent's Asset Based Lending Division, for lending purposes. Without limiting Agent's discretion, Agent shall, in general, consider an Account to be an Eligible Account of a Borrower if it meets, and so long as it continues to meet, the following requirements:

          (i) it is genuine and in all respects what it purports to be;

          (ii) it is owned by such Borrower, such Borrower has the right to subject it to a security interest in favor of Agent for the benefit of Agent and Lenders, or assign it to Agent, for the benefit of Agent and Lenders and it is subject to a first priority perfected security interest in favor of Agent, for the benefit of Lenders and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

          (iii) it arises from (A) the performance of services by such Borrower and such services have been fully performed and acknowledged and accepted by the Account Debtor thereunder; or (B) the sale or lease of Goods by such Borrower, and such Goods have been completed in accordance with the Account Debtor's specifications (if any) and delivered to and accepted by the Account Debtor, such Account Debtor has not refused to accept any of the Goods, returned or offered to return any of the Goods, or refused to accept any of the services which are the subject of such Account, and such Borrower has


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     possession of, or such Borrower has delivered to Agent (at Agent's request)
     shipping and delivery receipts evidencing delivery of such Goods;

          (iv) it is evidenced by an invoice rendered to the Account Debtor thereunder, is due and payable within ninety (90) days after the date of the invoice and does not remain unpaid ninety (90) days past the invoice date thereof; provided, however, that if more than twenty-five percent (25%) of the aggregate dollar amount of invoices owing by a particular Account Debtor remain unpaid ninety (90) days after the respective invoice dates thereof, then all Accounts owing by that Account Debtor shall be deemed ineligible;

          (v) it is a valid, legally enforceable and unconditional obligation of the Account Debtor thereunder, and is not subject to setoff, counterclaim, credit, allowance or adjustment by such Account Debtor, or to any claim by such Account Debtor denying liability thereunder in whole or in part;

          (vi) it does not arise out of a contract or order which fails in any material respect to comply with the requirements of applicable law;

          (vii) the Account Debtor thereunder is not a director, officer, employee or agent of such Borrower, or a Subsidiary, Parent or Affiliate;

          (viii) it is not an Account with respect to which the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless such Borrower assigns its right to payment of such Account to Agent pursuant to, and in full compliance with, the Assignment of Claims Act of 1940, as amended;

          (ix) it is not an Account with respect to which the Account Debtor is located in a state which requires such Borrower, as a precondition to commencing or maintaining an action in the courts of that state, either to
     (A) receive a certificate of authority to do business and be in good standing in such state, or (B) file a notice of business activities report or similar report with such state's taxing authority, unless (x) such Borrower has taken one of the actions described in clauses (A) or (B), (y) the failure to take one of the actions described in either clause (A) or
     (B) may be cured retroactively by such Borrower at its election, or (z) such Borrower has proven, to Agent's satisfaction, that it is exempt from any such requirements under any such state's laws;

          (x) it is an Account which arises out of a sale made in the ordinary course of such Borrower's business;

          (xi) the Account Debtor is a resident or citizen of, and is located within, the United States of America or the following Provinces of Canada:

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     British Columbia, Alberta, Saskatchewan, Manitoba, Ontario or New
     Brunswick;

          (xii) it is not an Account with respect to which the Account Debtor's obligation to pay is conditional upon the Account Debtor's approval of the Goods or services or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale on approval, sale or return or consignment basis;

          (xiii) it is not an Account (A) with respect to which any representation or warranty contained in this Agreement is untrue or (B) which violates any of the covenants of Borrowers contained in this Agreement;

          (xiv) it is not an Account which, when added to a particular Account Debtor's other indebtedness to such Borrower, exceeds a credit limit determined by Agent in its sole discretion, determined in good faith on a basis consistent with the credit procedures of Agent's Asset Based Lending Division, for that Account Debtor (except that Accounts excluded from Eligible Accounts solely by reason of this paragraph 1(f)(xiv) shall be Eligible Accounts to the extent of such credit limit); and

          (xv) it is not an Account with respect to which the prospect of payment or performance by the Account Debtor is or will be impaired, as determined by Agent in its sole discretion, determined in good faith on a basis consistent with the credit procedures of Agent's Asset Based Lending Division.

     (g) "Eligible Inventory," shall mean, with respect to a Borrower, Inventory of such Borrower which is acceptable to Agent in its sole discretion, determined in good faith on a basis consistent with the credit procedures of Agent's Asset Based Lending Division, for lending purposes. Without limiting Agent's discretion, Agent shall, in general, consider Inventory to be Eligible Inventory of a Borrower if it meets, and so long as it continues to meet, the following requirements:

          (i) it is owned by such Borrower, such Borrower has the right to subject it to a security interest in favor of Agent, for the benefit of Agent and Lenders and it is subject to a first priority perfected security interest in favor of Agent, for the benefit of Agent and Lenders, and to no other claim, lien, security interest or encumbrance whatsoever other than Permitted Liens;

          (ii) it is located on the premises listed on Exhibit B and is not in transit;

          (iii) if held for sale or lease or furnishing under contracts of service, it is (except as Agent may otherwise consent in writing) new and unused and free from defects which would, in Agent's sole determination, determined in


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     good faith on a basis consistent with the credit procedures of Agent's
     Asset Based Lending Division, affect its market value;

          (iv) it is not stored with a bailee, consignee, warehouseman, processor or similar party unless Agent has given its prior written approval and such Borrower has caused any such bailee, consignee, warehouseman, processor or similar party to issue and deliver to Agent, in form and substance acceptable to Agent, such UCC financing statements, warehouse receipts, waivers and other documents as Agent shall require;

          (v) Agent has determined in good faith on a basis consistent with the credit procedures of Agent's Asset Based Lending Division, that it is not unacceptable due to age, type, category or quantity; and

          (vi) it is not Inventory (A) with respect to which any of the representations and warranties contained in this Agreement are untrue or
     (B) which violates any of the covenants of Borrowers contained in this Agreement.

     (h) "Environmental Laws" shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to a Borrower's business or facilities owned or operated by a Borrower, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

     (i) "Event of Default" shall have the meaning specified in paragraph 13 hereof.

     (j) "Exhibit A" shall mean the exhibit entitled Exhibit A - Special Provisions which is attached hereto and made a part hereof.

     (k) "Exhibit B" shall mean the exhibit entitled Exhibit B - Business and Collateral Locations which is attached hereto and made a part hereof.

     (l) "Exhibit C" shall mean the exhibit entitled Exhibit C - Form of Assignment and Acceptance Agreement.

     (m) "Hazardous Materials" shall mean any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents),


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sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

     (n) "Indemnified Party" shall have the meaning specified in paragraph 15 hereof.

     (o) "Interest Period" shall have the meaning specified in Paragraph (4)(b) of Exhibit A of the Agreement.

     (p) "Issuing Bank" shall mean LaSalle or any other financial institution acceptable to Agent.

     (q) "Letter of Credit" shall mean any letter of credit issued by Issuing Bank on behalf of Borrower.

     (r) "Liabilities" shall mean any and all obligations, liabilities and indebtedness of each Borrower to Agent and Lenders or to any parent, affiliate or subsidiary of Agent or any Lender of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law.

     (s) "LIBOR Rate" shall mean, with respect to any LIBOR Rate Loan for any Interest Period, a rate per annun equal to the offered rate for deposits in United States dollars for a period equal to such Interest Period as it appears on Telerate page 3750 as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period. "Telerate page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace page 3750 of that service or such other service as may be nominated by the British Bankers' Association as the vendor for the purpose of displaying British Bankers' Association interest settlement rates for United States dollar deposits).

     (t) "LIBOR Rate Loans" shall mean the Loans bearing interest at the rate set forth in Paragraph (4)(b) of Exhibit A of the Loan Agreement.

     (u) "Loans" shall mean all loans and advances made by or on behalf of Lenders to or on behalf of Borrowers hereunder.

     (v) "Loan Limit" shall have the meaning specified in paragraph (1) of Exhibit A.

     (w) "Lock Box" and "Lock Box Account" shall have the meanings specified in paragraph 8 hereof.

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     (x) "Maximum Loan Amount" shall mean, with respect to any Lender, the maximum amount of Loans which such Lender has agreed, pursuant to the terms and conditions of this Agreement, to make available to Borrowers, as set forth on the signature page hereto or in an Assignment and Acceptance Agreement executed by such Lender.

     (y) "Obligor" shall mean each Borrower and each Person who is or shall become primarily or secondarily liable for any of the Liabilities.

     (z) "Original Term" shall have the meaning specified in paragraph 10 hereof.

     (aa) "Other Agreements" shall mean all agreements, instruments and documents, other than this Agreement, including, without limitation, guaranties, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of a Borrower or any other Person and delivered to Agent and/or any Lender or to any parent, affiliate or subsidiary of Agent and/or any Lender in connection with the Liabilities or the transactions contemplated hereby.

     (bb) "Parent" shall mean any Person now or at any time or times hereafter owning or controlling (alone or with any other Person) at least a majority of the issued and outstanding equity of a Borrower and, if a Borrower is a partnership, the general partner of Borrower.

     (cc) "Permitted Liens" shall mean (i) statutory liens of landlord's, carriers, warehousemen, processors, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder or amounts which are being contested in good faith and by appropriate proceedings and for which the applicable Borrower has maintained adequate reserves, (ii) liens or security interests in favor of Agent, for the benefit of Agent and Lenders, (iii) zoning restrictions and easements, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a material adverse effect on a Borrower's ability to use such real property for its intended purpose in connection with such Borrower's business, (iv) liens specifically permitted by Agent in writing and (v) liens arising in connection with the financing or refinancing of the acquisition of Equipment, provided that such borrowings are permitted by this Agreement and further provided that such liens are limited to the Equipment being financed or refinanced.

     (dd) "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

     (ee) "Prime Rate Loans" shall mean the Loans bearing interest at the rates set forth in Paragraph (4)(a) of Exhibit A of the Agreement.

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     (ff) "Pro Rata Share" shall mean at any time, with respect to any Lender, a fraction (expressed as a percentage in no more than four (4) decimal places), the numerator of which shall be the Maximum Loan Amount of such Lender at such time and the denominator of which shall be the aggregate amount of the Maximum Loan Amounts of all Lenders at such time.

     (gg) "Renewal Term" shall have the meaning specified in paragraph 10 hereof.

     (hh) "Requisite Lenders" shall mean at any time Lenders having, in the aggregate Pro Rata Shares of more than fifty percent (50%) at such time.

     (ii) "Subsidiary" shall mean any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by a Borrower or by any partnership or joint venture or limited liability company of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by a Borrower or of which a Borrower is a general partner.

     (jj) "Tangible Net Worth" shall have the meaning specified in paragraph 12(o) hereof.

     5. LOANS. Subject to the terms and conditions of this Agreement (including Exhibit A) and the Other Agreements, during the Original Term and any Renewal Term, each Lender, severally and not jointly, absent the occurrence of an Event of Default, agrees to make its Pro Rata Share of such Loans to Borrowers up to such Lender's Maximum Loan Amount as each Borrower shall from time to time request and Agent shall, in its sole discretion, approve; provided, that Agent may, but shall not be obligated to, make such Loans to Borrowers on behalf of Lenders as a "Disproportionate Advance" (as defined below). The aggregate unpaid principal of all Loans outstanding at any one time shall not exceed the Loan Limit set forth in Exhibit A and shall bear interest at the rates set forth in Exhibit A. It is expressly understood and agreed that, subject to the preceding sentences, each Lender shall be obligated to make its Pro Rata Share of any Loan requested by a Borrower and approved by Agent. ALL LOANS SHALL BE REPAID BY BORROWERS UPON DEMAND BY AGENT AT THE REQUEST OF THE REQUISITE LENDERS. Prior to Agent making such demand, Loans shall be repaid as provided elsewhere in this Agreement. If at any time the outstanding principal balance of the Loans with respect to Borrowers exceeds the Loan Limit, or any portion of the Loans exceeds any applicable sublimit set forth in Exhibit A with respect to a Borrower, such Borrower shall immediately, and without the necessity of a demand by Agent, pay to Agent such amount as may be necessary to eliminate such excess and Agent shall apply such payment to the Liabilities in such order as Agent shall determine in its sole discretion; provided, that if the outstanding principal balance of the Loans with respect to Borrowers exceeds the Loan Limit or any portion of the Loans with respect to a Borrower exceeds any applicable sublimit set forth in


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Exhibit A (an "Interim Advance"), the Agent may, in its sole discretion, permit such Interim Advance to remain outstanding and continue to advance Loans to Borrowers on behalf of Lenders without the consent of any Lender for a period of up to seven (7) calendar days, so long as (i) the amount of the Interim Advance does not exceed $500,000, (ii) the aggregate outstanding principal balance of the Loans does not exceed the aggregate Maximum Loan Amounts of all Lenders and (iii) Agent has not been notified by Requisite Lenders to cease making such advances. If the Interim Advance is not repaid in full within thirty (30) days of the initial occurrence of the Interim Advance, no further advances may be made to any Borrower without the consent of all Lenders until the Interim Advance is repaid in full. Each Borrower hereby authorizes Agent, in its sole discretion, to charge any of such Borrower's accounts or advance Loans to make any payments of principal, interest, fees, costs or expenses required by this Agreement. All Loans shall, in Agent's sole discretion, be evidenced by one or more promissory notes delivered to each Lender in the amount of the maximum amount of loans that such Lender may make at any time pursuant to this Agreement in form and substance satisfactory to Agent. However, if such Loans are not so evidenced, such Loans may be evidenced solely by entries upon the books and records maintained by Agent. Neither Agent nor any Lender shall be responsible for any failure by any other Lender to perform its obligations to make advances hereunder approved by Agent, and the failure of any Lender to make its Pro Rata Share of any advance hereunder shall not relieve any other Lender of its obligation, if any, to make its Pro Rata Share of Loans hereunder nor require such other Lender to make more than its Pro Rata Share of any Loans hereunder. If any Borrower makes a request for a Loan as provided herein and Agent, in its sole discretion, approves such Loan, Agent, at its option and in its sole discretion, shall do either of the following:

     (a) Advance the amount of the proposed Loan to such Borrower disproportionately (a "Disproportionate Advance") out of Agent's own funds on behalf of Lenders, and request settlement in accordance with Paragraph (7) of Exhibit A such that upon such settlement each Lender's share of the outstanding Loans (including, without limitation, the amount of any Disproportionate Advance) equals its Pro Rata Share; or

     (b) Notify each Lender by telecopy or other similar form of teletransmission of the proposed advance on the same day Agent is notified by such Borrower of such Borrower's request for an advance pursuant to paragraph 2 of this Agreement. Each Lender shall remit, to the demand deposit account designated by such Borrower, at or prior to three o'clock p.m., Chicago time, on the date of notification, if such notification is made before twelve o'clock a.m., Chicago time, or by ten o'clock a.m., Chicago time, on the business day immediately succeeding the date of such notification, if such notification is made after twelve o'clock noon, Chicago time, immediately available funds in an amount equal to such Lender's Pro Rata Share of such proposed advance.

If and to the extent that a Lender does not settle with Agent as required under clause (a), each Borrower agrees to repay to Agent forthwith on demand such amount required to be paid by such Lender to Agent, together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to Agent, at the interest rate applicable at such time for such Loans; provided, that each Borrower's


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obligation to repay such advance to Agent shall not relieve Lender of its liability to Agent for failure to settle as provided in clause (a).

     6. FEES AND CHARGES. Each Borrower shall pay to Agent, for the benefit of Agent and Lenders as described in Exhibit A, in addition to all other amounts payable hereunder, the fees and charges set forth in Exhibit A. It is the intent of the parties that the rate of interest and the other charges to Borrowers under this Agreement shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement by a Borrower are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Agent or Lenders may lawfully charge such Borrower, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to such Borrower.

     7. GRANT OF SECURITY INTEREST TO AGENT. As security for the payment of all Loans now or in the future made by Agent or Lenders to Borrowers hereunder and for the payment or other satisfaction of all other Liabilities, each Borrower hereby assigns to Agent, for the benefit of Agent and Lenders, and grants to Agent, for the benefit of Agent and Lenders, a continuing security interest in the following property of such Borrower, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located: (a) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by such Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by such Borrower; (b) all Chattel Paper, Instruments, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, tradenames, trade secrets, goodwill, copyrights, copyright applications registrations, licenses, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, security interests, security deposits and any rights to indemnification); (c) all Inventory (whether or not Eligible Inventory); (d) all Goods (other than Inventory), including, without limitation, Equipment, vehicles and fixtures; (e) all Investment Property; (f) all deposits and cash; (g) any other property of such Borrower now or hereafter in the possession, custody or control of Agent, any Lender or any agent or any parent, affiliate or subsidiary of Agent or any Lender or any participant with any Lender in the Loans for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); and (h) all additions and accessions to, substitutions for, and replacements, products and proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of such Borrower's books and records relating to any of the foregoing and to such Borrower's business.

     8. PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN. Each Borrower shall, at Agent's request, at any time and from time to time, execute and deliver to Agent such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Agent) and do such other acts and things as Agent may deem necessary or desirable in its sole discretion in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Agent,


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for the benefit of Agent and Lenders, (free and clear of all other liens, claims encumbrances and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Liabilities, and in order to facilitate the collection of the Collateral. Each Borrower irrevocably hereby makes, constitutes and appoints Agent (and all Persons designated by Agent for that purpose) as such Borrower's true and lawful attorney and agent-in-fact to execute such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Agent's security interest in the Collateral. Each Borrower further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement.

     9. POSSESSION OF COLLATERAL AND RELATED MATTERS. Until the commencement of a foreclosure or liquidation to realize upon the Collateral, each Borrower shall have the right, except as otherwise provided in this Agreement, in the ordinary course of such Borrower's business, to (a) sell, lease or furnish under contracts of service any of such Borrower's Inventory normally held by such Borrower for any such purpose, and (b) use and consume any raw materials, work in process or other materials normally held by such Borrower for such purpose; provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by such Borrower.

     10. COLLATERAL FOR THE BENEFIT OF AGENT AND LENDERS. All liens and security interests granted to Agent hereunder and under the Other Agreements and all Collateral delivered to Agent hereunder and under the Other Agreements shall be deemed to have been granted and delivered to Agent, for the benefit of Agent and Lenders, to secure the Liabilities.

     11. COLLECTIONS.

     (a) Each Borrower shall direct all of its Account Debtors to make all payments on the Accounts directly to a post office box (the "Lock Box") designated by, and under the exclusive control of, LaSalle or another financial institution acceptable to Agent. Each Borrower shall establish an account (the "Lock Box Account") in Agent's name with LaSalle or such other financial institution acceptable to Agent, into which all payments received in the Lock Box shall be deposited, and into which such Borrower will immediately deposit all payments received by such Borrower for Inventory or services in the identical form in which such payments were received, whether by cash or check. If any Borrower, any Affiliate or Subsidiary, or any shareholder, officer, director, employee or agent of any Borrower or any Affiliate or Subsidiary, or any other Person acting for or in concert with any Borrower shall receive any monies, checks, notes, drafts or other payments relating to or as proceeds of Accounts or other Collateral, such Borrower and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Agent, for the benefit of Agent and Lenders and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Lock Box Account. If the Lock Box Account is not established with LaSalle, the financial institution with which the Lock Box Account is established shall acknowledge and agree, in a manner satisfactory to Agent, that the amounts on deposit in such Lock Box Account are the sole and exclusive property of Agent, for the benefit of Agent and Lenders, that such financial institution has no right to setoff against the Lock Box Account or against any other account maintained by such financial institution into which the contents of the Lock Box Account are transferred, and that such financial institution shall wire, or otherwise transfer in immediately available funds in a manner satisfactory to Agent, funds deposited in the Lock Box Account on a daily basis as such funds are collected. Each Borrower agrees that all payments made to such Lock Box Account or otherwise received by Agent, whether in respect of the Accounts or as proceeds of other Collateral or otherwise, will be applied on account of the Liabilities in accordance with the terms of this Agreement; provided, that so long as no Event of Default has occurred, payments received by Agent shall not be applied to the unmatured portion of the LIBOR Rate Loans, but shall be held in a cash collateral account maintained by Agent until the earlier of (i) the last day of the Interest Period applicable to such LIBOR Rate Loan and (ii) the occurrence of an Event of Default; provided further, that so long as no Event of Default has occurred, the immediately available funds held in such cash collateral account may be disbursed, at such Borrower's discretion, to such Borrower so long as after giving effect to such disbursement, such Borrower's availability under Paragraph 1 of Exhibit A of the Agreement at such time equals or exceeds the outstanding Liabilities at such time. If the Lock Box Account is established with LaSalle, each Borrower agrees to pay all fees, costs and expenses which LaSalle incurs in connection with opening and maintaining the Lock Box Account with respect to such Borrower and depositing for collection by LaSalle any check or other item of payment received by Agent on account of the Liabilities. All of such fees, costs and expenses may, in Agent's sole discretion, be paid by Agent on each such Borrower's behalf, and such payments by Agent shall constitute Loans hereunder, shall be payable to Agent by such Borrower upon demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder. All checks, drafts, instruments and other items of payment or proceeds of Collateral shall be endorsed by the applicable Borrower to Agent, and, if that endorsement of any such item shall not be made for any reason, Agent is hereby irrevocably authorized to endorse the same on such Borrower's behalf. For the purpose of this paragraph, each Borrower irrevocably hereby makes, constitutes and appoints Agent (and all Persons designated by Agent for that purpose) as Borrower's true and lawful attorney and agent-in-fact (i) to endorse such Borrower's name upon said items of payment and/or proceeds of Collateral and upon any Chattel Paper, document, instrument, invoice or similar document or agreement relating to any Account of such Borrower or goods pertaining thereto; (ii) to take control in any manner of any item of payment or proceeds thereof; and (iii) to have access to any lock box or postal box into which any of such Borrower's mail is deposited, and open and process all mail addressed to such Borrower and deposited therein.

     (b) Agent may, at any time and from time to time after the occurrence of an Event of Default, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Liabilities, (i) enforce collection of any of Borrowers' Accounts or other amounts owed to a Borrower by suit or otherwise; (ii) exercise all of Borrowers' rights and remedies with respect to proceedings brought to collect any Accounts or other amounts owed to a Borrower; (iii) surrender, release or exchange all or any part of any Accounts or other amounts owned to a Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any Account of each Borrower or other amount owed to such Borrower upon such terms, for such amount and at such time or times as Agent deems advisable; (v) prepare, file and sign the applicable Borrower's name on any proof of claim in bankruptcy or other similar document against any Account Debtor or other Person obligated to Borrower; and
(vi) do all other acts and things which are necessary, in Agent's sole discretion, to fulfill each Borrower's obligations under this Agreement and to allow Agent to collect the Accounts or other amounts owed to a Borrower. In addition to any other provision hereof, Agent may at any time after the occurrence of an Event of Default, at the applicable Borrower's expense, notify any parties obligated on any of the Accounts to make payment directly to Agent of any amounts due or to become due thereunder.

     (c) For purposes of calculating interest, Agent shall, within two (2) business days after receipt by Agent at its office in Chicago, Illinois of (i) checks and (ii) cash or other immediately available funds from collections of items of payment and proceeds of any Collateral, apply the whole or any part of such collections or proceeds against the Liabilities in such order as Agent shall determine in its sole discretion, determined in good faith on a basis consistent with the credit procedures of its Asset Based Lending Division. For purposes of determining the amount of Loans available for borrowing purposes,
(i) checks and (ii) cash or other immediately available funds from collections of items of payment and proceeds of any Collateral shall be applied in whole or in part against the Liabilities, in such order as Agent shall determine in its sole discretion, on the day of receipt, subject to actual collection.

     (d) Agent, in its sole discretion, determined in good faith on a basis consistent with the credit procedures of its Asset Based Lending Division, without waiving or releasing any obligation, liability or duty of any Borrower under this Agreement or the Other Agreements or any Event of Default, may at any time or times hereafter, but shall not be obligated to, pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral. All sums paid by Agent or any Lender in respect thereof and all costs, fees and expenses including, without limitation, reasonable attorney fees, all court costs and all other charges relating thereto incurred by Agent or any Lender shall constitute Loans, payable by Borrowers to Agent on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

     (e) Immediately upon each Borrower's receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document, including, without limitation, any Chattel Paper, such Borrower shall deliver the original thereof to Agent together with an appropriate endorsement or other specific evidence of assignment thereof to Agent, for the benefit of Agent and Lenders (in form and substance acceptable to Agent). If an endorsement or assignment of any such items shall not be made for any reason, Agent is hereby irrevocably authorized, as such Borrower's attorney and agent-in-fact, to endorse or assign the same on such Borrower's behalf.

     12. SCHEDULES AND REPORTS.

     (a) Within ten (10) days after the close of each calendar month, and at such other times as may be requested by Agent from time to time hereafter, each Borrower shall deliver to Agent (i) a schedule identifying each Eligible Account together with copies of the invoices when requested by Agent (with evidence of shipment attached) pertaining to each such Eligible Account, for the month (or other applicable period) immediately preceding; (ii) such additional schedules, certificates, reports and information with respect to the Collateral as Agent may from time to time require; and (iii) an assignment of any or all items of Collateral to Agent, for the benefit of Agent and Lenders. Agent, through its officers, employees or agents, shall have the right, at any time and from time to time in Agent's name, in the name of a nominee of Agent or in either Borrower's name, to verify the validity, amount or any other matter relating to a Borrower's Accounts, by mail, telephone, telegraph or otherwise. Borrowers shall, jointly and severally, reimburse Agent, on demand, for all costs, fees and expenses incurred by Agent in this regard. Agent shall furnish any such schedule or report in Agent's possession to each Lender upon request of any such Lender.

     (b) Without limiting the generality of the foregoing, each Borrower shall deliver to Agent, at least once a month (or more frequently when requested by Agent), a report with respect to such Borrower's Inventory. Agent shall furnish any such schedule or report in Agent's possession to such Lenders upon request of any such Lender. Each Borrower shall immediately notify Agent of any event causing loss or depreciation in value of such Borrower's Inventory in excess of $50,000 (other than normal depreciation occurring in the ordinary course of business).

     (c) All schedules, certificates, reports, assignments and other items delivered by any Borrower to Agent hereunder shall be executed by an authorized representative of such Borrower and shall be in such form and contain such information as Agent shall specify.

     13. TERMINATION. This Agreement shall be in effect from the date hereof until March 24, 2001 (the "Original Term") and shall automatically renew itself from year to year thereafter (each such one-year renewal being referred to herein as a "Renewal Term") unless (a) Agent, at the request of the Requisite Lenders, makes demand for repayment prior to the end of the Original Term or the then-current Renewal Term, (b) any Lender notifies Agent and Borrowers of its election to terminate this Agreement as of the end of the Original Term or the then-current Renewal Term, at least ninety (90) days prior to the end of such Original Term or Renewal Term; (c) the due date of the Liabilities is accelerated pursuant to paragraph 14 hereof; or (d) any Borrower elects to terminate this Agreement at the end of the Original Term or at the end of any Renewal Term by giving Agent written notice of such election at least ninety
(90) days prior to the end of the Original Term or the then-current Renewal Term and by paying all of the Liabilities in full on the last day of such term. If one or more of the events specified in clauses (a), (b), (c) and (d) occurs, then (i) neither Agent nor any Lender shall make any additional Loans on or after the date identified as the date on which the Liabilities are to be repaid and (ii) this Agreement shall terminate on the date thereafter that the Liabilities are paid in full. At such time as Borrowers have repaid all of the Liabilities and this Agreement has terminated, each Borrower shall deliver to Agent and each Lender a release, in form and substance satisfactory to Agent or such Lender, as applicable, of all obligations and liabilities of Agent or such Lender, as applicable, and its officers, directors, employees, agents, parents, subsidiaries and affiliates to such Borrower, and if a Borrower is obtaining new financing from another lender, such Borrower shall deliver such lender's indemnification of Agent, in form and substance satisfactory to Agent, for checks which Agent has credited to such Borrower's account, but which subsequently are dishonored for any reason. If, during the term of this Agreement, any Borrower prepays all or any portion of the Liabilities from any source other than from the ordinary course operations of Borrower's business, Borrowers agree, jointly and severally, to pay to Agent, for the benefit of Lenders, as a prepayment fee, in addition to the payment of all other Liabilities, an amount equal to (i) three percent (3%) of the aggregate Maximum Loan Amounts of all Lenders, if such event occurs on or before the first anniversary of the date hereof, (ii) two percent (2%) of the aggregate Maximum Loan Amounts of all Lenders, if such event occurs after the first anniversary of the date hereof, but on or before the second anniversary of the date hereof, and
(iii) one percent (1%) of the aggregate Maximum Loan Amounts of all Lenders, if such event occurs after the second anniversary of the date hereof but on or before the end of the Original Term or any Renewal Term.

     14. REPRESENTATIONS, WARRANTIES AND COVENANTS. Each Borrower hereby represents, warrants and covenants that:

     (a) the financial statements delivered or to be delivered by Borrowers to Agent and Lenders at or prior to the date of this Agreement and at all times subsequent thereto accurately reflect in all material respects the financial condition of Borrowers, and there has been no material adverse change in the financial condition, the operations or any other status of any Borrower since the date of the financial statements delivered to Agent and Lenders most recently prior to the date of this Agreement;

     (b) the office where each Borrower keeps its books, records and accounts (or copies thereof) concerning the Collateral, each Borrower's principal place of business and all of each Borrower's other places of business, locations of Collateral and post office boxes are as set forth in Exhibit B; each Borrower shall promptly (but in no event less than ten (10) days prior thereto) advise Agent in writing of the proposed opening of any new place of business or new location of Collateral, the closing of any existing place of business or location of Collateral, any change in the location of such Borrower's books, records and accounts (or copies thereof) or the opening or closing of any post office box of such Borrower;

     (c) the Collateral, including, without limitation, the Equipment (except any part thereof which any Borrower shall have advised Agent in writing consists of Collateral normally used in more than one state) is and shall be kept, or, in the case of vehicles, based, only at the addresses set forth on Exhibit B, and at other locations within the continental United States of which Agent has been advised by a Borrower in writing;

     (d) if any of the Collateral consists of Goods of a type normally used in more than one state, whether or not actually so used, (i) each Borrower shall immediately give written notice to Agent of any use of any such Goods in any state other than a state in which such Borrower has previously advised Agent such Goods shall be used, and (ii) such Goods shall not, unless Agent shall otherwise consent in writing, be used outside of the continental United States;

     (e) no Borrower has made, nor shall make, any loans or advances to any Affiliate or other Person except for advances to employees, officers and directors of such Borrower for travel and other expenses arising in the ordinary course of such Borrower's business;

     (f) each Account or item of Inventory which a Borrower shall, expressly or by implication, request Agent to classify as an Eligible Account or as Eligible Inventory, respectively, shall, as of the time when such request is made, conform in all respects to the requirements of such classification as set forth in the respective definitions of "Eligible Account" and "Eligible Inventory" as set forth herein and as otherwise established by Agent from time to time, and such Borrower shall promptly notify Agent in writing if any such Eligible Account or Eligible Inventory shall subsequently become ineligible;

     (g) each Borrower is and shall at all times during the Original Term or any Renewal Term be the lawful owner of all Collateral now purportedly owned or hereafter purportedly acquired by such Borrower, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than the Permitted Liens;

     (h) each Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements and perform its obligations hereunder and thereunder; each Borrower's execution, delivery and performance of this Agreement and the Other Agreements does not and shall not conflict with the provisions of any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on such Borrower where such conflict would have a material adverse effect on such Borrower's business, property, assets, operations or condition, financial or otherwise, and each Borrower's execution, delivery and performance of this Agreement and the Other Agreements shall not result in the imposition of any lien or other encumbrance upon any of such Borrower's property (other than Permitted Liens) under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which such Borrower or any of its property may be bound or affected;

     (i) except as previously disclosed to Agent in writing there are no actions or proceedings which are pending or to the best of each Borrower's knowledge, threatened against any Borrower which might result in any material adverse change in its financial condition or materially adversely affect the Collateral and each Borrower shall, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to Agent;

     (j) (i) each Borrower has obtained and shall maintain all licenses, authorizations, approvals and permits the lack of which would have a material adverse effect on the operation of its business, and (ii) each Borrower is and shall remain in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA (as hereafter defined) or employee health and safety) the failure to comply with which would have a material adverse effect on its business, property, assets, operations or condition, financial or otherwise;

     (k) all written information now, heretofore or hereafter furnished by any Borrower to Agent or any Lender is and shall be true and correct in all material respects as of the date with respect to which such information was or is furnished;

     (l) no Borrower is conducting, permitting or suffering to be conducted, nor shall any Borrower conduct, permit or suffer to be conducted, any activities pursuant to or in connection with which any of the Collateral is now, or will (while any Liabilities remain outstanding) be owned by any Affiliate; provided, however, that each Borrower may enter into transactions with Affiliates for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favorable to such Borrower than the terms upon which such transfers or transactions would have been made had they been made to or with a Person that is not an Affiliate and, in connection therewith, may transfer cash or property to Affiliates for fair value;

     (m) each Borrower's name has always been as set forth on the first page of this Agreement and no Borrower uses tradenames or division names in the operation of its business, except as otherwise disclosed in writing to Agent; each Borrower shall notify Agent in writing within ten (10) days of the change of its name or the use of any tradenames or division names not previously disclosed to Agent in writing;

     (n) with respect to each Borrower's Equipment: (i) such Borrower has good and indefeasible and merchantable title to and ownership of all of its Equipment; (ii) each Borrower shall keep and maintain the Equipment in good operating condition and repair and shall make all necessary replacements thereof and repairs thereto so that the value and operating efficiency thereof shall at all times be preserved and maintained in all material respects; (iii) no Borrower shall permit any such items to become a fixture to real estate or an accession to other personal property; and (iv) each Borrower, immediately on demand by Agent, shall deliver to Agent any and all evidence of ownership of, including, without limitation, certificates of title and applications of title to, any of the Equipment;

     (o) this Agreement and the Other Agreements to which each Borrower is a party are the legal, valid and binding obligations of such Borrower and are enforceable against such Borrower in accordance with their respective terms;

     (p) each Borrower is and shall remain solvent, is and shall be able to pay its debts as they become due, has and shall continue to have capital sufficient to carry on its business, now owns and shall continue to own property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the Other Agreements or by completion of the transactions contemplated hereunder or thereunder;

     (q) no Borrower is now obligated, nor shall it create, incur, assume or become obligated (directly or indirectly), for any loans or other indebtedness for borrowed money other than the Loans, except that each Borrower may (i) borrow money from a Person other than Agent and Lenders on an unsecured and subordinated basis if a subordination agreement in favor of Agent and in form and substance satisfactory to Agent is executed and delivered to Agent relative thereto; (ii) maintain any present indebtedness to any Person which has been disclosed to Agent in writing and consented to in writing by Agent; (iii) incur unsecured indebtedness to trade creditors in the ordinary course of such Borrower's business; (iv) incur purchase money indebtedness or capitalized lease obligation in connection with capital expenditures pursuant to subparagraph 11(q) of this Agreement; and (v) incur other lease obligations requiring payments not to exceed $100,000 during any fiscal year of Borrowers;

     (r) no Borrower owns any margin securities, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time;

     (s) except as otherwise disclosed in writing to Agent, no Borrower has any Parents, Subsidiaries, other Affiliates or divisions, nor is any Borrower engaged in any joint venture or partnership with any other Person;

     (t) if a Borrower is a corporation, limited liability company or partnership, such Borrower is duly organized validly existing and in good standing in its state of organization and such Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary or, if such Borrower is not so qualified, Borrower may cure any such failure without losing any of its rights or affecting Agent's rights;

     (u) no Borrower is in default under any material contract, lease or commitment to which it is a party or by which it is bound, nor does any Borrower know of any dispute regarding any contract, lease or commitment which is material to the continued financial success and well-being of any Borrower;

     (v) there are no controversies pending or, to the best of any Borrower's knowledge, threatened between any Borrower and any of its employees, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, material to the continued financial success and well-being of such Borrower, and each Borrower is in compliance in all material respects with all federal and state laws respecting employment and employment terms, conditions and practices;

     (w) each Borrower possesses, and shall continue to possess, adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and tradenames to continue to conduct its business as heretofore conducted by it;

     (x) (i) no Borrower has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of each Borrower comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder; (ii) there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or to the best of the Borrowers' knowledge threatened, and Borrowers shall immediately notify Agent upon becoming aware of any such investigation, proceeding, complaint, order, directive, claim, citation or notice and take prompt and appropriate actions to respond thereto, with respect to any non-compliance with or violation of the requirements of any Environmental Law by a Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects any Borrower or its business, operations or assets or any properties at which a Borrower has transported, stored or disposed of any Hazardous Materials; (iii) no Borrower has any material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials; and (iv) without limiting the generality of the foregoing, each Borrower shall, following the determination by Agent that there is non-compliance, or any condition which requires any action by or on behalf of a Borrower in order to avoid any non-compliance, with any Environmental Law, at Borrowers' expense, cause an independent environmental engineer acceptable to Agent to conduct such tests of the relevant site as are appropriate and prepare and deliver a report setting forth the result of such tests, a proposed plan for remediation and an estimate of the costs thereof; and

     (y) Each Borrower has paid and discharged, and shall at all times hereafter promptly pay and discharge all obligations and liabilities arising under the Employee Retirement Income Security Act of 1974 (as amended, modified or restated from time to time, "ERISA") of a character which if unpaid or unperformed might result in the imposition of a lien against any of its properties or assets and will promptly notify the Agent of (i) the occurrence of any "reportable event" (as defined in ERISA) which might result in the termination by the Pension Benefit Guaranty Corporation ("PBGC") of any employee benefit plan ("Plan") covering any officers or employees of such Borrower, any benefits of which are, or are required to be, guaranteed by PBGC; (ii) receipt of any notice from PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor and (iii) its intention to terminate or withdraw from any Plan; provided, no Borrower shall terminate any Plan or withdraw therefrom if such withdrawal or termination shall result in any liability to a Borrower.

Each Borrower represents, warrants and covenants to Agent and Lenders that all representations and warranties of Borrowers contained in this Agreement (whether appearing in paragraphs 11 or 12 hereof or elsewhere) shall be true at the time of Borrowers' execution of this Agreement, shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto, shall remain true until the repayment in full and satisfaction of all of the Liabilities and termination of this Agreement, and shall be remade by each Borrower at the time each Loan is made pursuant to this Agreement, provided, that representations and warranties made as of a particular date shall be true and correct as of such date.

     15. ADDITIONAL COVENANTS OF BORROWERS. Until payment or satisfaction in full of all Liabilities and termination of this Agreement, unless Borrowers obtain the prior written consent of the Requisite Lenders waiving or modifying any of Borrowers' covenants hereunder in any specific instance, each Borrower agrees as follows:

     (a) each Borrower shall at all times keep accurate and complete books, records and accounts with respect to all of such Borrower's business activities, in accordance with sound accounting practices and generally accepted accounting principles consistently applied, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on Exhibit B;

     (b) each Borrower agrees to deliver to Agent and each Lender the following financial information, all of which shall be prepared in accordance with generally accepted accounting principles consistently applied: (i) no later than twenty (20) days after each calendar month, copies of internally prepared financial statements, including, without limitation, balance sheets and statements of income, retained earnings and cash flow of Borrowers, each on a consolidated and consolidating basis, certified by the Chief Financial Officer of each Borrower; (ii) no later than thirty (30) days after the end of each of the first three quarters of each Borrower's fiscal year a balance sheet, operating statement and reconciliation of surplus of each Borrower, each on a consolidated and consolidating basis, which quarterly financial statements may be unaudited but shall be certified by the Chief Financial Officer of each Borrower; and (iii) no later than seventy-five (75) days after the end of each of each Borrower's fiscal years, annual financial statements on a consolidated and consolidating basis with an unqualified opinion by independent certified public accountants selected by each Borrower and reasonably satisfactory to Agent, which financial statements shall be accompanied by a letter from such accountants acknowledging that they are aware that a primary intent of such Borrower in obtaining such financial statements is to influence Agent and Lenders and that Agent and Lenders are relying upon such financial statements in connection with the exercise of its rights hereunder and copies of any management letters sent to the Borrower by such accountants;

     (c) each Borrower shall promptly advise Agent and each Lender in writing of any material adverse change in the business, assets or condition, financial or otherwise, of such Borrower, the occurrence of any Event of Default hereunder or the occurrence of any event which, if uncured, will become an Event of Default hereunder after notice or lapse of time (or both);

     (d) Agent, or any Persons designated by it, shall have the right, at any time, to call at each Borrower's places of business at any reasonable times, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from such Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to such Borrower's business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning such Borrower's business as Agent may consider reasonable under the circumstances. Any Lender may, at such Lender's expense, accompany Agent in any such inspection. Each Borrower shall furnish to Agent such information relevant to Agent's or any Lender's rights under this Agreement as Agent shall at any time and from time to time request. Each Borrower authorizes Agent to discuss the affairs, finances and business of such Borrower with any officers, employees or directors of such Borrower or with any Affiliate or the officers, employees or directors of any Affiliate, and to discuss the financial condition of such Borrower with such Borrower's independent public accountants. Any such discussions shall be without liability to Agent, any Lender or to such Borrower's independent public accountants. Borrowers shall, jointly and severally, pay to Agent all customary fees and out-of-pocket expenses incurred by Agent in the exercise of its rights hereunder, and all of such fees and expenses shall constitute Loans hereunder, shall be payable on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder;

     (e) each Borrower shall:

          (i) keep the Collateral properly housed and insured for the full insurable value thereof against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks as are customarily insured against by Persons engaged in businesses similar to that of such Borrower, with such companies, in such amounts, with such deductibles and under policies in such form as shall be satisfactory to Agent. Original (or certified) copies of such policies of insurance have been or shall be delivered to Agent within ninety (90) days after the date hereof, together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance acceptable to Agent, showing loss under such insurance policies payable to Agent. Such endorsement, or an independent instrument furnished to Agent, shall provide that the insurance company shall give Agent at least thirty (30) days' written notice before any such policy of insurance is altered or canceled and that no act, whether willful or negligent, or default of such Borrower or any other Person shall affect the right of Agent to recover under such policy of insurance in case of loss or damage. In addition, each Borrower shall cause to be executed and delivered to Agent, for the benefit of Agent and Lenders, an assignment of proceeds of its business interruption insurance policies. Each Borrower hereby directs all insurers under all policies of insurance to pay all proceeds payable thereunder directly to Agent, for the benefit of Agent and Lenders. Each Borrower irrevocably, makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent) as such Borrower's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of such Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance, provided, however, that if no Event of Default shall have occurred and is continuing, Borrowers may make, settle and adjust claims involving less than $50,000 in the aggregate without Agent's consent; and

          (ii) maintain, at its expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of such Borrower with such companies and in such amounts, with such deductibles and under policies in such form as shall be satisfactory to Agent and original (or certified) copies of such policies have been or shall be delivered to Agent within ninety (90) days after the date hereof, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing Agent and each Lender as additional insured thereunder and providing that the insurance company shall give Agent at least thirty (30) days' written notice before any such policy shall be altered or canceled.

     If any Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Agent, without waiving or releasing any obligation or default by Borrowers hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as Agent deems advisable. All sums disbursed by Agent in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable attorneys' fees, shall constitute Loans hereunder, and shall be payable on demand by Borrowers to Agent and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder;

     (f) no Borrower shall use the Collateral, or any part thereof, in any unlawful business or for any unlawful purpose or use or maintain any of the Collateral in any manner that does or could result in material damage to the environment or a violation of any applicable environmental laws, rules or regulations; each Borrower shall keep the Collateral in good condition, repair and order, ordinary wear and tear excepted; shall permit Agent and any Lender accompanying Agent to examine any of the Collateral at any time and wherever the Collateral may be located; shall not permit the Collateral, or any part thereof, to be levied upon under execution, attachment, distraint or other legal process; shall not sell, lease, grant a security interest in or otherwise dispose of any of the Collateral except as expressly permitted by this Agreement; shall not settle or adjust any Account identified by a Borrower as an Eligible Account or with respect to which the Account Debtor is an Affiliate, without the consent of Agent, provided, that following the occurrence of an Event of Default, no

Borrower shall settle or adjust any Account without the consent of Agent; and shall not secrete or abandon any of the Collateral, or remove or permit removal of any of the Collateral from any of the locations listed on Exhibit B or in any written notice to Agent pursuant to subparagraph 11(b) hereof, except for the removal of Inventory sold in the ordinary course of such Borrower's business as permitted herein;

     (g) all monies and other property obtained by each Borrower from Agent and/or any Lender pursuant to this Agreement will be used solely for business purposes of such Borrower;

     (h) each Borrower shall, at the request of Agent, indicate on its records concerning the Collateral a notation, in form satisfactory to Agent, of the security interest of Agent hereunder;

     (i) each Borrower shall file all required tax returns and pay all of its taxes when due, subject to any extensions granted by the applicable taxing authority, including, without limitation, taxes imposed by federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released; provided, that such Borrower shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on such Borrower's financial statements, (ii) the contesting of any such payment does not give rise to a lien for taxes, (iii) such Borrower keeps on deposit with Agent (such deposit to be held without interest) an amount of money which, in the sole judgment of Agent, is sufficient to pay such taxes and any interest or penalties that may accrue thereon or such Borrower maintains adequate reserves on its balance sheet in accordance with generally accepted accounting principles, and (iv) if such Borrower fails to prosecute such contest with reasonable diligence, Agent may apply the money so deposited in payment of such taxes. If any Borrower fails to pay any such taxes and in the absence of any such contest by such Borrower, Agent may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by Agent shall constitute Loans hereunder, shall be payable by Borrowers to Agent on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder;

     (j) no Borrower shall assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business;

     (k) no Borrower shall (i) enter into any merger or consolidation (ii) sell, lease or otherwise dispose of any of its assets other than in the ordinary course of business, (iii) purchase all or substantially all of the assets of any Person or division of such Person or (iv) enter into any transaction outside the ordinary course of such Borrower's business, including, without limitation, any purchase, redemption or retirement of any shares of any class of its stock or any other equity interest, and any issuance of any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock or any other equity interest;

     (l) no Borrower shall declare or pay any dividend or other distribution (whether in cash or in kind) on any class of its stock (if such Borrower is a corporation) or on account of any equity interest in such Borrower (if such Borrower is a partnership, limited liability company or other type of entity);

     (m) no Borrower shall purchase or otherwise acquire, or contract to purchase or otherwise acquire, the obligations or stock of any Person, other than direct obligations of the United States;

     (n) no Borrower shall amend its organizational documents or change its fiscal year unless such actions would not have an adverse effect on such Borrower's business, property, assets, operations or condition, financial or otherwise, as determined by Agent in its sole discretion, and Agent has received ten (10) days prior written notice of such amendment or change or enter into a new line of business materially different from Borrower's current business;

     (o) Borrowers' Tangible Net Worth shall not at any time be less than "Minimum Tangible Net Worth;" Minimum Tangible Net Worth being defined for purposes of this subparagraph as $8,308,000 (with any appropriate adjustments based on preparation of final December 31, 1998 financial statements) at all times from December 31, 1998 through December 30, 1999. Thereafter, from December 31 of each year through December 30 of the following year (the "Measurement Period"), Minimum Tangible Net Worth shall be equal to the greater of (i) Borrowers' Tangible Net Worth as shown on Borrowers' fiscal year end statement as of the first day of the Measurement Period, and (ii) the Minimum Tangible Net Worth during the immediately preceding Measurement Period, plus $250,000. "Tangible Net Worth" being defined for purposes of this subparagraph as such Borrower's shareholders' equity (including retained earnings) less the book value of all intangible assets as determined solely by Agent on a consistent basis plus the amount of any LIFO reserve plus the amount of any debt subordinated to Agent and Lenders, all as determined under generally accepted accounting principles applied on a basis consistent with the financial statement dated July 31, 1998 except as set forth herein;

     (p) Borrowers shall, jointly and severally, reimburse Agent for all costs and expenses, including, without limitation, legal expenses and reasonable attorneys' fees, incurred by Agent in connection with (i) documentation and consummation of this transaction and any other transactions between any Borrower and Agent, including, without limitation, Uniform Commercial Code and other public record searches and filings, overnight courier or other express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs, (ii) collection, protection or enforcement any rights in or to the Collateral, (iii) collection of any Liabilities and (iv) administration and enforcement of any of Agent's or any Lender's rights under this Agreement. Following the occurrence of an Event of Default, Borrowers shall, jointly and severally, reimburse each Lender for all costs and expenses, including, without limitation, legal expenses and reasonable attorneys' fees, incurred by such Lender in seeking to collect any Liabilities owing to such Lender and to enforce any of such Lender's rights under this Agreement. Borrowers shall also, jointly and severally, pay all normal service charges with respect to all accounts maintained by any

Borrower with Agent and for any additional services requested by such Borrower from Agent. All such costs, expenses and charges shall constitute Loans hereunder, shall be payable by Borrowers to Agent on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder;

     (q) no Borrower shall purchase or otherwise acquire (including, without limitation, acquisition by way of capitalized lease), or commit to purchase or acquire, any fixed asset if, after giving effect to such purchase or other acquisition, the aggregate cost of all asset if, after giving effect to such purchase or other acquisition, the aggregate cost of all such fixed assets purchased or otherwise acquired would exceed $100,000 during any fiscal year of such Borrower; and

     (r) no Borrower nor any Affiliate shall use any portion of the proceeds of the Loans, either directly or indirectly for the purpose of (i) purchasing any securities underwritten or privately placed by ABN AMRO Securities (USA) Inc. ("AASI"), an affiliate of LaSalle, or (ii) purchasing from AASI any securities in which AASI makes a market, or (iii) refinancing or making payments of principal, interest or dividends on any securities issued by a Borrower or any Affiliate, and underwritten, privately placed or dealt in by AASI.

     16. DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default" by Borrowers hereunder:

     (a) the failure of any Obligor to pay when due, declared due, or demanded by Agent at the request of Requisite Lenders, any of the Liabilities;

     (b) the failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under this Agreement or any of the Other Agreements; provided, that any such failure by a Borrower under subparagraphs 11(b)(ii), 11(g) (but only with respect to involuntarily created liens, claims, security interests and encumbrances) and 11(j)(i) of this Agreement shall not constitute an Event of Default hereunder until the fifteenth (15th) day following the occurrence thereof;

     (c) the failure of any Obligor to perform, keep or observe (after any applicable notice and cure period, if any) any of the covenants, conditions, promises, agreements or obligations of such Obligor under any other agreement with any Person if such failure may have a material adverse effect on such Obligor's business, property, assets, operations or condition, financial or otherwise; provided, that without limitation of the foregoing, a default under, termination of (including the giving of notice of termination by any Borrower or Wilson Sporting Goods Co.) or amendment (without the prior written consent of Agent) in any material respect of that certain Trademark License Agreement entered into by and between Borrowers and Wilson Sporting Goods Co. dated May 31, 1996, shall constitute an Event of Default;

     (d) the making or furnishing by any Obligor to Agent or any Lender of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the Other Agreements or in connection with any other agreement between such Obligor and Agent and/or any such Lender, which is untrue or misleading in any material respect;

     (e) the loss, theft, damage or destruction of any of the collateral in an amount in excess of $150,000, if such loss, theft, damage or destruction is insured, or $50,000 if such loss, theft, damage or destruction is uninsured, in the aggregate for all such events during any year of the Original Term or Renewal Term as determined by Agent in its sole discretion, or (except as permitted hereby) sale, lease or furnishing under a contract of service of, any of the Collateral;

     (f) the creation (whether voluntary or involuntary) of, or any attempt to create, any lien or other encumbrance upon any of the Collateral, other than the Permitted Liens and involuntary liens securing amounts less than $50,000, and which are released or for which a bond acceptable to Agent in its sole discretion has been posted within ten (10) days of its creation, or the making or any attempt to make any levy, seizure or attachment thereof; provided, that with respect to states in which creditors may obtain a prejudgment attachment without notice, such attachment shall be an Event of Default only if the attachment remains in effect for ten (10) days;

     (g) the commencement of any proceedings in bankruptcy by or against any Obligor or for the liquidation or reorganization of any Obligor, or alleging that such Obligor is insolvent or unable to pay its debts as they mature, or for the readjustment or arrangement of any Obligor's debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving any Obligor; provided, however, that if such commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within thirty (30) days after the commencement of such proceedings;

     (h) the appointment of a receiver or trustee for any Obligor, for any of the Collateral or for any substantial part of any Obligor's assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, or the merger or consolidation, of any Obligor which is a corporation or a partnership; provided, however, that if such appointment or commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such appointment is not revoked or such proceedings are not dismissed within thirty (30) days after the commencement of such proceedings;

     (i) the entry of any judgment or order against any Obligor which remains unsatisfied or undischarged and in effect for thirty (30) days after such entry without a stay of enforcement or execution, to the extent such judgments exceed $50,000 outstanding at any time;

     (j) the death of any Obligor who is a natural Person, or of any partner of any Obligor which is a partnership, or any member of a limited liability company or the dissolution of any Obligor which is a partnership, limited liability company or corporation;

     (k) the occurrence of an event of default under, or the revocation or termination of, any agreement, instrument or document executed and delivered by any Person to Agent pursuant to which such Person has guaranteed to Agent the payment of all or any of the Liabilities or has granted Agent a security interest in or lien upon some or all of such Person's real and/or personal property to secure the payment of all or any of the Liabilities;

     (l) the institution in any court of a criminal proceeding for which the possibility of a forfeiture of assets exists against any Obligor, or the indictment of any Obligor for any crime other than traffic and boating tickets and misdemeanors not punishable by jail terms;

     (m) if Empire of Carolina, Inc. shall cease to own at least 66.67% of the issued and outstanding stock of each Borrower;

     (n) if Timothy Moran shall cease to be the President of each Borrower and a replacement acceptable to Agent and Lenders is not hired within thirty (30) days of such event; and

     (o) the Requisite Lenders shall reasonably feel insecure for fear of removal or waste of the Collateral, or any part thereof.

     17. REMEDIES UPON AN EVENT OF DEFAULT.

     (a) Upon the occurrence of an Event of Default described in subparagraph 13(g) hereof, all of Borrowers' Liabilities shall immediately and automatically become due and payable, without notice of any kind. Upon the occurrence of any other Event of Default, all Liabilities may, at the option of the Requisite Lenders, upon demand, but without legal process of any kind, be declared, and immediately shall become, due and payable.

     (b) Upon the occurrence of an Event of Default, Agent may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the Other Agreements and all of Agent's rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, Agent may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter into any of each Borrower's premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Agent shall have the right to store the same at any of each Borrower's premises without cost to Agent. At Agent's request, each Borrower shall, at Borrowers' expense, assemble the Collateral and make it available to Agent at one or more places to be designated by Agent and reasonably convenient to Agent and such Borrower. Each Borrower recognizes that if such Borrower fails to perform, observe or discharge any of its Liabilities under this Agreement or the Other Agreements, no remedy at law will provide adequate relief to Agent and Lenders, and agrees that Agent and Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed reasonably and properly given if given at least five (5) calendar days before such disposition. Any proceeds of any disposition by Agent of any of the Collateral may be applied by Agent to the payment of expenses in connection with the Collateral, including, without limitation, legal expenses and reasonable attorneys' fees, and any balance of such proceeds may be applied by Agent toward the payment of such of the Liabilities, and in such order of application, as Agent may from time to time elect.

     18. INDEMNIFICATION. Each Borrower agrees to defend (with counsel satisfactory to the applicable "Indemnified Party" (as defined below)), protect, indemnify and hold harmless Agent, each Lender, each affiliate or subsidiary of Agent and each Lender (with counsel satisfactory to Agent or such Lender, as applicable), and each of their respective officers, directors, employees, attorneys and agents (each an "Indemnified Party") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant thereto, the making and the management of the Loans or the issuance of any Letters of Credit or the use or intended use of the proceeds of the Loans or any Letters of Credit; provided, however, that no Borrower shall have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Loans hereunder from the date incurred by each Indemnified Party until paid by Borrowers, be added to the Liabilities of Borrowers and be secured by the Collateral. The provisions of this paragraph 15 shall survive the satisfaction and payment of the other Liabilities and the termination of this Agreement.

     19. NOTICE. All written notices and other written communications with respect to this Agreement shall be sent by ordinary, certified or overnight mail, by telecopy or delivered in person, and (i) in the case of Agent and LaSalle shall be sent to it at 135 South LaSalle Street, Chicago, Illinois 60603-4105, Attention: Asset Based Lending Division, (ii) in the case of any Lender other than LaSalle, shall be sent to it at the address identified on the signature page hereto or in the Assignment and Assumption Agreement with such Lender, and (iii) in the case of each Borrower, shall be sent to it at its principal place of business set forth on the first page of this Agreement.

     20. JOINT AND SEVERAL LIABILITY.

     (a) Notwithstanding anything to the contrary contained herein, all Liabilities of each Borrower hereunder shall be joint and several obligations of Borrowers.

     (b) Notwithstanding any provisions of this Agreement to the contrary, it is intended that the joint and several nature of the Liabilities of Borrowers and the liens and security interests granted by Borrowers to secure the Liabilities, not constitute a "Fraudulent Conveyance" (as defined below). Consequently, Agent, Lenders and Borrowers agree that if the Liabilities of such Borrower, or any liens or security interests granted by such Borrower securing the Liabilities would, but for the application of this sentence, constitute a Fraudulent Conveyance, the Liabilities of such Borrower and the liens and security interests securing such Liabilities shall be valid and enforceable only to the maximum extent that would not cause such Liabilities or such lien or security interest to constitute a Fraudulent Conveyance, and the Liabilities of such Borrower and this Agreement shall automatically be deemed to have been amended accordingly. For purposes hereof, "Fraudulent Conveyance": means a fraudulent conveyance under Section 548 of Chapter 11 of Title II of the United States Code (11 U.S.C. ss. 101, et seq.), as amended (the "Bankruptcy Code") or a fraudulent conveyance or fraudulent transfer under the applicable provisions of any fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

     (c) Each Borrower assumes responsibility for keeping itself informed of the financial condition of the other Borrowers, and any and all endorsers and/or guarantors of any instrument or document evidencing all or any part of such other Borrower's Liabilities and of all other circumstances bearing upon the risk of nonpayment by such other Borrowers of their Liabilities and each Borrower agrees that neither Agent nor any Lender shall have any duty to advise such Borrower of information known to Agent or such Lender regarding such condition or any such circumstances or to undertake any investigation not a part of its regular business routine. If Agent or any Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Borrower, neither Agent nor such Lender shall be under any obligation to update any such information or to provide any such information to such Borrower on any subsequent occasion.

     (d) Agent and Lenders are hereby authorized, without notice or demand and without affecting the liability of any Borrower hereunder, to, at any time and from time to time, (i) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to a Borrower's Liabilities or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument now or hereafter executed by a Borrower and delivered to Agent and/or Lenders; (ii) accept partial payments on a Borrower's Liabilities; (iii) take and hold security or collateral for the payment of a Borrower's Liabilities hereunder or for the payment of any guaranties of a Borrower's Liabilities or other liabilities of a Borrower and exchange, enforce, waive and release any such security or collateral; (iv) apply such security or collateral and direct the order or manner of sale thereof as Agent in its sole discretion may determine; and (v) settle, release, compromise, collect or otherwise liquidate a Borrower's Liabilities and any security or collateral therefor in any manner, without affecting or impairing the obligations of the other Borrowers. Agent shall have the exclusive right to determine the time and manner of application of any payments or credits, whether received from a Borrower or any other source, and such determination shall be binding on such Borrower. All such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of a Borrower's Liabilities as Agent shall determine in its sole discretion without affecting the validity or enforceability of the Liabilities of the other Borrowers.

     (e) Each Borrower hereby agrees that, except as hereinafter provided, its obligations hereunder shall be unconditional, irrespective of (i) the absence of any attempt to collect a Borrower's Liabilities from any Borrower or any guarantor or other action to enforce the same, (ii) the waiver or consent by Agent, the Requisite Lenders and/or Lenders with respect to any provision of any instrument evidencing Borrowers' Liabilities, or any part thereof, or any other agreement heretofore, now or hereafter executed by a Borrower and delivered to Agent and/or any Lender, (iii) failure by Agent or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for Borrowers' Liabilities (iv) the institution of any proceeding under the Bankruptcy Code, or any similar proceeding, by or against a Borrower or Agent's election in any such proceeding of the application of Section 1111(b)(2) of the Bankruptcy Code, (v) any borrowing or grant of a security interest by any Borrower as debtor-in-possession, under Section 364 of the Bankruptcy Code, (vi) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Agent's and/or any Lender's claim(s) for repayment of any of Borrowers' Liabilities, or (vii) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

     (f) No payment made by or for the account of a Borrower including, without limitation, (i) a payment made by such Borrower on behalf of another Borrower's Liabilities or (ii) a payment made by any other person under any guaranty, shall entitle such Borrower, by subrogation or otherwise, to any payment from such other Borrower or from or out of such other Borrower's property and such Borrower shall not exercise any right or remedy against such other Borrower or any property of such other Borrower by reason of any performance of such Borrower of its joint and several obligations hereunder.

     21. CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION. This Agreement and the Other Agreements are submitted by each Borrower to Agent and each Lender for Agent's and such Lender's acceptance or rejection at Agent's principal place of business as an offer by such Borrower to borrow monies from Agent and Lenders now and from time to time hereafter, and shall not be binding upon Agent and Lenders or become effective until accepted by Agent and Lenders, in writing, at said place of business.

If so accepted by Agent and Lenders, this Agreement and the Other Agreements shall be deemed to have been made at said place of business.THIS AGREEMENT AND THE OTHER AGREEMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN THE COLLATERAL LOCATED OUTSIDE OF THE STATE OF ILLINOIS, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

     To induce Agent and Lenders to accept this Agreement, each Borrower irrevocably agrees that, subject to Agent's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. EACH BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE. Each Borrower hereby irrevocably appoints and designates the Secretary of State of Illinois, whose address is Springfield, Illinois (or any other person having and maintaining a place of business in such state whom such Borrower may from time to time hereafter designate upon ten (10) days written notice to Agent and who Agent has agreed in its sole discretion in writing is satisfactory and who has executed an agreement in form and substance satisfactory to Agent agreeing to act as such attorney and agent), as such Borrower's true and lawful attorney and duly authorized agent for acceptance of service of legal process. Each Borrower agrees that service of such process upon such person shall constitute personal service of such process upon such Borrower. Agent and Lenders consent to the law firm of Sonnenschein Nath & Rosenthal acting as Borrower's attorney and agent for the acceptance of process so long as the law firm of Sonnenschein Nath & Rosenthal maintains a place of business in the State of Illinois and executes an agreement in form and substance satisfactory to Agent agreeing to act as such attorney and agent. EACH BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST SUCH BORROWER BY AGENT IN ACCORDANCE WITH THIS PARAGRAPH. Agent agrees to endeavor to provide a copy of such process to the law firm of Sonnenschein Nath & Rosenthal by mail at the address of 8000 Sears Tower, 233 South Wacker Drive, Chicago, Illinois 60606 or by facsimile transmission at facsimile number (312) 876-7934. Failure of Agent to provide a copy of such process shall not impair Agent's rights hereunder.

     22. HEADINGS OF SUBDIVISIONS. The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

     23. POWER OF ATTORNEY. Each Borrower acknowledges and agrees that its appointment of Agent as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Liabilities are satisfied and paid in full and this Agreement is terminated.

     24. CONFIDENTIALITY. Borrower, Agent and each Lender hereby agree and acknowledge that any and all information relating to each Borrower which is (i) furnished by a Borrower to Agent or any Lender (or any affiliate thereof); and
(ii) non-public, confidential or proprietary in nature, shall be kept confidential by Agent, Lenders and their affiliates in accordance with applicable law; provided, however, that such information and other credit information relating to a Borrower may be distributed by Agent, Lenders and their affiliates to such parties' directors, officers, employees, attorneys, affiliates, assignees, participants, auditors and regulators, and upon the order of a court or other governmental agency having jurisdiction over Agent, Lenders their affiliates or any other party. Borrowers, Agent and Lenders agree that this provision shall survive termination of this Agreement.

     25. WAIVER OF JURY TRIAL; OTHER WAIVERS.

     (a) EACH BORROWER, AGENT AND EACH LENDER HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY ANY BORROWER, AGENT OR ANY LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN EACH BORROWER AND AGENT OR ANY LENDER. IN NO EVENT SHALL AGENT OR ANY LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

     (b) Each Borrower hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

     (c) EACH BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY AGENT OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF SUCH BORROWER WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL.

     (d) Agent's and Lenders' failure, at any time or times hereafter, to require strict performance by Borrowers of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of Agent or Lenders thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Agent or Lenders of an Event of Default under this Agreement or any default under any of the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of Agent or Lenders in the exercise of any right or remedy under this Agreement or any Other Agreement shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of Borrowers contained in this Agreement or any of the Other Agreements and no Event of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by Agent or Lenders unless such suspension or waiver is in writing, signed by a duly authorized officer of all Lenders (or such lesser number of Lenders as required under this Agreement) and directed to Borrowers specifying such suspension or waiver.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the 24th day of March, 1999.


APPLE SPORTS, INC.                LASALLE NATIONAL BANK, as Agent and a Lender


                                  By    /s/ Thomas Hirsch
                                        ---------------------------------
By    /s/Lawrence Geller          Title VP
      ---------------------             ---------------------------------
Title Secretary
      ---------------------

                                  Maximum Loan Amount:  $4,400,000

By
      ---------------------
Title
      ---------------------

APPLE GOLF SHOES, INC.            CONGRESS FINANCIAL CORPORATION (CENTRAL)



By    /s/ Lawrence Geller         By /s/ Brett Mook
      ----------------------         ------------------------------------
Title Secretary                   Title VP
      ----------------------            ---------------------------------
By                                Address:
      ----------------------              -------------------------------
Title
      ----------------------      ---------------------------------------


                                  Maximum Loan Amount:  $3,600,000

DORSON SPORTS, INC.               FINOVA CAPITAL CORPORATION


By    /s/ Lawrence Geller         By  Bruce  Mettel
      ----------------------          -----------------------------------

Title  Secretary                  Title  Authorized Signer
      ----------------------            ---------------------------------


                                  Maximum Loan Amount:  $2,000,000

By
      ---------------------

Title
      ---------------------

                          EXHIBIT A-SPECIAL PROVISIONS

Attached to and made a part of that certain Amended, Restated and Consolidated Loan and Security Agreement of even date herewith by and among Apple Sports, Inc. ("Apple"), Apple Golf Shoes, Inc. ("Golf"), Dorson Sports, Inc. ("Dorson"), Congress Financial Corporation (Central) as a Lender ("Congress"), FINOVA Capital Corporation, as a Lender ("FINOVA") and LaSalle National Bank (in its individual capacity, "LaSalle"), for itself, as a Lender, and as agent ("Agent") for all Lenders that are now or hereafter parties to this Agreement.

CREDIT TERMS

     26. LOAN LIMIT: Each Lender, severally and not jointly, agrees to make its Pro Rata Share of such Loans to each Borrower as such Borrower shall request from time to time from the date hereof and as Agent may, in its sole discretion, approve subject to the terms and conditions set forth in this Agreement up to the sum of the following sublimits (the "Loan Limit"):

     (a) Subject to subparagraph (3)(a) of this Exhibit A, up to eighty-five percent (85%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith) of such Borrower's Eligible Accounts; plus

     (b) Up to sixty percent (60%) of the lower of the cost or market value of such Borrower's Eligible Inventory; minus

     (c) Such reserves as Agent, in its sole discretion, elects to establish from time to time;

     provided that (i) the aggregate outstanding Loans to Borrowers advanced pursuant to Paragraph (1)(b) hereof shall not exceed at any time an amount equal to Six Million and No/100 Dollars ($6,000,000), (ii) the aggregate Loans advanced to Apple shall not exceed Nine Million and No/100 Dollars ($9,000,000), (iii) the aggregate Loans advanced to Golf shall not exceed an amount equal to Three Million and No/100 Dollars ($3,000,000), (iv) the aggregate Loans advanced to Dorson shall not at any time exceed an amount equal to Three Million and No/100 Dollars ($3,000,000), and (v) the aggregate outstanding Loans to Borrowers shall in no event exceed Ten Million and No/100 Dollars ($10,000,000). Each Borrower hereby agrees that a request for a Loan by one Borrower shall be binding on all Borrowers.

     27. LETTERS OF CREDIT:

     (a) Subject to the terms and conditions of this Agreement, including Exhibit A, and the Other Agreements, during the Original Term or any Renewal Term,

Agent may, in its sole discretion from time to time, request that Issuing
Bank issue, upon a Borrower's request, commercial and/or standby letters of credit ("Letters of Credit"), provided that the aggregate undrawn face amount of all such Letters of Credit issued on behalf of Borrowers shall at no time exceed Five Million and No/100 Dollars ($5,000,000). Lenders' contingent liability under the Letters of Credit shall automatically reduce, dollar for dollar, the amount which Borrowers may borrow based upon the Loan Limit and which each Borrower may borrow based on the Loan Limit. Payments made by Agent or Lenders to any Person on account of any Letter of Credit shall constitute Loans hereunder. At no time shall the aggregate of direct Loans by Agent and Lenders to Borrowers plus the contingent liability of Lenders under the outstanding Letters of Credit be in excess of the Loan Limit nor shall the aggregate of direct Loans by Agent and Lender to any Borrower plus the contingent liability of Lenders under the outstanding Letters of Credit issued on behalf of such Borrower be in excess of such Borrower's sublimit.

     (b) Each Borrower agrees to pay to the Issuing Bank, on demand by the Issuing Bank, the Issuing Bank's normal and customary administrative charges in effect, from time to time, for issuing and administering any Letters of Credit issued on such Borrower's behalf and if not so paid each Lender shall, without regard to any other provision of this Agreement or any of the Other Agreements, any defense that any Borrower may have to its obligation to pay the Issuing Bank in connection with such charges or any defense any Lender may have in connection with the participation described in subsection (d) below in connection with any Letter of Credit, pay the Issuing Bank for such Lender's Pro Rata Share of such charges, and any payments so made by Lenders to Issuing Bank shall be deemed to be Loans. Each Lender (other than a Lender that is the Issuing Bank) acknowledges and agrees that it shall not be entitled to any of the charges of the Issuing Bank. Each Borrower further agrees to pay Agent, for the benefit of Lenders, a letter of credit fee equal to one-quarter of one percent (0.25%) per month on the aggregate undrawn face amount of all Letters of Credit outstanding with respect to such Borrower, which fee shall be payable monthly in arrears on each day that interest is payable by Borrowers hereunder.

     (c) Each Borrower agrees to reimburse the Issuing Bank, on demand by the Issuing Bank, for each payment made by the Issuing Bank under or pursuant to any Letter of Credit issued with respect to such Borrower and if not so reimbursed each Lender shall without regard to any other provision of this Agreement or any of the Other Agreements, any defense that such Borrower may have to its obligation to reimburse the Issuing Bank in connection with such payment or any defense any Lender may have in connection with such payment or any defense any Lender may have in connection with the participation described in subsection (d) below in connection with any Letter of Credit, reimburse the Issuing Bank for such Lender's Pro Rata Share of such payment, and any payments so made by Lenders to Issuing Bank shall be deemed to be Loans. Agent may provide for the payment of any reimbursement obligations and any interest accrued thereon by advancing the amount thereof to the Issuing Bank on behalf of the applicable Borrower as a Loan.

     (d) Immediately upon the issuance of a Letter of Credit in accordance with this Agreement, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation therein to the extent of such Lender's Pro Rata Share (including, without limitation, all obligations of Borrowers with respect thereto). Each Borrower hereby indemnifies each of Agent and each Lender against any and all liability and expense it may incur in connection with any Letter of Credit and agrees, jointly and severally, to reimburse each of Agent and each Lender for any payment made by Agent or any Lender to the Issuing Bank.

     28. ADDITIONS TO ELIGIBLE ACCOUNTS CRITERIA:

     (a) Datings: Invoices that otherwise meet the criteria for Eligible Accounts and that are due and payable on or before a specified due date shall be considered ineligible for borrowing purposes if they are not paid within thirty
(30) days of the date upon which they are due. In the event any such invoice is not paid within one hundred eighty (180) days of its invoice date, then all Accounts payable by that Account Debtor may, at the sole option of Agent, be considered ineligible.

     29. INTEREST RATE: Subject to the terms and conditions set forth below, the Loans shall bear interest at the per annum rate of interest set forth in subsection (a) or (b) below:

     (a) LaSalle's publicly announced prime rate (which is not intended to be LaSalle's lowest or most favorable rate in effect at any time) (the "Prime Rate") in effect from time to time, payable on the last Business Day of each month in arrears. Said rate of interest shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the effective date of each such change in the Prime Rate.

     (b) Two and one-half percent (2.50%) per annum, in excess of the LIBOR Rate for the applicable Interest Period. "Interest Period" shall mean any continuous period of thirty (30), sixty (60), ninety (90) or one hundred eighty (180) days, as selected from time to time by each Borrower by irrevocable notice (in writing, by telex, telegram or cable) given to Agent before 12:00 noon, Chicago time, not less than three (3) Business Days prior to the first day of each respective Interest Period (any notice received by Agent after 12:00 noon, Chicago time, will be deemed received on the immediately succeeding Business
Day) commencing on the date hereof; provided, that: (i) each such period occurring after such initial period shall commence on the day on which the immediately preceding period expires; (ii) the final Interest Period shall be such that its expiration occurs on or before the end of the Original Term or any Renewal Term; and (iii) if for any reason a Borrower shall fail to timely select a period, then such Loans shall continue as, or revert to, Prime Rate Loans.

     Interest on LIBOR Rate Loans shall be payable monthly in arrears the last Business Day of each month and on the date of any payment hereon by

     Borrower. After Agent receives a notice from a Borrower of the conversion or continuation of any LIBOR Rate Loan, Agent shall provide a copy of such notice to each Lender before 3:00 p.m., Chicago time, on the date such notice is deemed given to Agent.

     Upon the occurrence of an Event of Default, the Loans shall bear interest at the rate of two percent (2.00%) in excess of the interest rate otherwise payable thereon, which interest shall be payable on demand. All interest shall be calculated on the basis of a three hundred sixty (360)-day year.

     30. OTHER LIBOR PROVISIONS:

     (a) Subject to the provisions of this Agreement, each Borrower shall have the option (i) as of any date, to convert all or any part of the Prime Rate Loans to, or request that new Loans be made as, LIBOR Rate Loans of various Interest Periods, (ii) as of the last day of any Interest Period, to continue all or any portion of the relevant LIBOR Rate Loans as LIBOR Rate Loans; (iii) as of the last day of any Interest Period, to convert all of any portion of the LIBOR Rate Loans to Prime Rate Loans; and (iv) at any time, to request new Loans as Prime Rate Loans; provided, that Loans may not be continued as or converted to LIBOR Rate Loans, if the continuation or conversion thereof would violate the provisions of Paragraphs (5)(b) or (5)(c) of this Exhibit A or if an Event of Default has occurred and is continuing.

     (b) Agent's determination of LIBOR as provided above shall be conclusive, absent manifest error. Furthermore, if Agent or any Lender determines, in good faith (which determination shall be conclusive, absent manifest error), prior to the commencement of any Interest Period that (i) U.S. dollar deposits of sufficient amount and maturity for funding the Loan are not available to Agent or any Lender in the London Interbank Eurodollar market in the ordinary course of business, or (ii) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining the rate of interest to be applicable to the Loans requested by a Borrower to be LIBOR Rate Loans or the Loans bearing interest at the rates set forth in Paragraph (4)(b) of this Exhibit A shall not represent the effective pricing to Lenders for U.S. dollar deposits of a comparable amount for the relevant period (such as for example, but not limited to, official reserve requirements required by Regulation D to the extent not given effect in determining the rate), Agent shall promptly notify such Borrower (after Agent is notified by any such Lender), and (x) all existing LIBOR Rate Loans shall convert to Prime Rate Loans upon the end of the applicable Interest Period, and (y) no additional LIBOR Rate Loans shall be made until such circumstances are cured.

     (c) If, after the date hereof, the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over Agent, any Lender or their respective lending offices (a "Regulatory Change"), shall, in the opinion of counsel to

Agent or any Lender, make it unlawful for Agent or any Lender to make or maintain LIBOR Rate Loans, then Agent shall promptly notify each Borrower and
(i) the LIBOR Rate Loans shall immediately convert to Prime Rate Loans on the last Business Day of the then existing Interest Period or on such earlier date as required by law and (ii) no additional LIBOR Rate Loans shall be made until such circumstance is cured.

     (d) If, for any reason, a LIBOR Rate Loan is paid prior to the last Business Day of any Interest Period or if a LIBOR Rate Loan does not occur on a date specified by a Borrower in its request (other than as a result of a default by a Lender), Borrowers agree to indemnify Agents and Lenders against any loss (including any loss on redeployment of the funds repaid), cost or expense incurred by the Agents and Lenders as a result of such prepayment.

     (e) If any Regulatory Change (whether or not having the force of law) shall
(i) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, Agent or any Lender; (ii) subject Agent or any Lender or the LIBOR Rate Loans to any tax, levy, impost, duty, deduction, withholding or charges of whatever nature required (x) to be paid by Agent or any Lender and/or
(y) to be withheld or deducted from any payment otherwise required to be made by a Borrower to Agent or any Lender (but excluding any taxes imposed on the net income of Agent or any Lender) (a "Tax") or change the basis of taxation of payments to Agent or any Lender of principal or interest due from Borrower to Agent and Lenders hereunder (other than a change in the taxation of the overall net income of Agent or any Lender); or (iii) impose on Agent or any Lender any other condition regarding the LIBOR Rate Loans or Agent's or any Lender's funding thereof, and Agent or any Lender shall determine (which determination shall be conclusive, absent any manifest error) that the result of the foregoing is to increase the cost to Agent or such Lender of making or maintaining the LIBOR Rate Loans or to reduce the amount of principal or interest received by the Agent or such Lender hereunder, then Borrowers shall pay to Agent or such Lender hereunder, on demand, such additional amount as Agent and Lenders shall, from time to time, determine are sufficient to compensate and indemnify Agent and Lenders from such increased cost or reduced amount. Notwithstanding the foregoing, in the event that a Borrower is required to indemnify any Lender from such increased cost or reduced amount under this subparagraph (5)(e), such Borrower may request in writing that Agent seek a replacement Lender for any such Lender requesting indemnification, which replacement Lender would not be subject to the same increased costs as the Lender seeking indemnification. If Agent is unable to find a replacement Lender within sixty (60) days of the request therefor by a Borrower, such Borrower may seek a replacement Lender, which replacement Lender must be acceptable to Agent in its reasonable discretion. Prior to any such replacement Lender becoming a party thereto, such Borrower shall be required to pay all amounts required under this subparagraph
(5)(e).

     (f) Agent and Lenders shall receive payments of amounts of principal of the interest with respect to the LIBOR Rate Loans free and clear of, and without deduction for, any Taxes. If (x) Agent or any Lender shall be subject to any Tax in respect of any LIBOR Rate Loans or any part thereof or, (y) any Borrower shall be required to withhold or deduct any Tax from any such amount, the LIBOR Rate applicable to such LIBOR Rate Loans shall be adjusted by Agent to reflect all additional costs incurred by Agent or any Lender in connection with the payment by Agent or any Lender or the withholding by any Borrower of such Tax and such Borrower shall provide Bank with a statement detailing the amount of any such Tax actually paid by such Borrower. Determination by Agent or any Lender of the amount of such costs shall be conclusive, absent manifest error. If after any such adjustment any part of any Tax paid by Agent or any Lender is subsequently recovered by Agent or such Lender, such pay shall reimburse the applicable Borrower to the extent of the amount so recovered. A certificate of an officer of the affected Agent or Lender setting forth the amount of such recovery and the basis therefor shall be conclusive, absent manifest error.

     (g) Each request for LIBOR Rate Loans shall be in an amount not less than Five Hundred Thousand and No/100 Dollars ($500,000), and in integral multiples of Five Hundred Thousand and No/100 Dollars ($500,000) thereafter.

     (h) No more than six (6) LIBOR Rate Loans may be outstanding at any time.

     (i) Unless otherwise specified by a Borrower, all Loans shall be Prime Rate Loans.

     31. FEES AND CHARGES:

     (a) Facilities Fee: Borrowers jointly and severally agree to pay to Agent, for the benefit of Lenders, a facilities fee of one-quarter of one percent (0.25%) of the difference between the aggregate Maximum Loan Amounts of all Lenders and the aggregate average monthly loan balance of all Borrowers, which fee shall be fully earned and payable monthly in arrears on each date that interest is payable hereunder. Said fee shall be calculated on the basis of a three hundred sixty (360) day year.

     32. SETTLEMENTS, DISTRIBUTIONS AND APPORTIONMENT OF PAYMENTS: On a weekly basis (or more frequently if requested by Agent) (a "Settlement Date"), Agent shall provide each Lender with a statement of the outstanding balance of the Liabilities as of the end of the business day preceding the Settlement Date (the "Pre-Settlement Determination Date") and the current balance of the Loans funded by each Lender (whether made directly by such Lender to a Borrower or constituting a settlement by such Lender of a previous Disproportionate Advance made by Agent on behalf of such Lender to a Borrower). If such statement discloses that such Lender's current balance of the Loans as of the Pre-Settlement Determination Date exceeds such Lender's Pro Rata Share of the Liabilities outstanding as of the Pre-Settlement Determination Date, then Agent shall, one (1) Business Day after the Settlement Date, transfer, by wire transfer, the net amount due to such Lender in accordance with such Lender's instructions, and if such statement discloses that such Lender's current balance of the Loans as of the Pre-Settlement Determination Date is less than such Lender's Pro Rata Share of the Liabilities outstanding as of the Pre-Settlement Determination Date, then such Lender shall, one (1) Business Day after the Settlement Date, transfer, by wire transfer the net amount due to Agent in accordance with Agent's instructions. In addition, payments actually received by Agent with respect to the following items shall be distributed by Agent to Lenders as follows:

     (a) Within three (3) Business Days of receipt thereof by Agent, payments to be applied to interest on the Loans shall be paid to each Lender in proportion to its Pro Rata Share, subject to any adjustments for any Disproportionate Advance as provided in paragraph 2 of the Agreement so that Agent shall receive interest on the Disproportionate Advances and Lenders shall only receive interest on the amount of funds actually advanced by such Lender;

     (b) Within three (3) Business Days of receipt thereof by Agent, payments to be applied to the prepayment fee as provided in paragraph 10 of the Agreement shall be paid to each Lender in proportion to its Pro Rata Share; and

     (c) Within three (3) Business Days of receipt thereof by Agent, payments to be applied to the Letter of Credit fee set as provided in Paragraph (2)(b) of this Exhibit A shall be paid to each Lender in proportion to its Pro Rata Share.

ADDITIONS AND CHANGES TO COVENANTS

     33. PERMITTED DIVIDENDS: If (a) a Borrower remains an S corporation for federal income tax purposes; (b) an Event of Default has not occurred and will not occur as a result of the distribution; and (c) such Borrower gives Bank sufficient documentation to verify compliance with this paragraph fifteen (15) days prior to the distribution, such Borrower may distribute to its shareholders the excess, if any, of the Deemed Tax Due over the sum of all distributions previously made pursuant to this paragraph. Deemed Tax Due means the sum of the products of the taxable income or loss of Borrower and the Deemed Tax Rate (the product of a loss and the Deemed Tax Rate being a negative number), for each and every taxable period which falls in the period beginning on May 28, 1998 and ending on the last day of the last period with respect to which tax (including estimated tax) is due. Deemed Tax Rate means the sum of the highest New York and federal individual rates (but adjusting for deductibility of state income taxes).

     34. CHECKING ACCOUNT PROVISIONS: Each Borrower shall maintain its general checking account with LaSalle. Normal charges shall be assessed thereon.

CONDITIONS TO CLOSING

     35. ADDITIONAL CONDITIONS TO CLOSING: Agent and Lenders shall be under no obligation to consummate the transactions contemplated by this Agreement until each of the conditions listed in this Paragraph (10) has been satisfied. Whenever a condition contained herein requires delivery of an agreement or other document to Agent and/or Lenders, each such agreement or other document shall be in form and substance satisfactory to Agent in its sole discretion.

     (a) Landlord's Agreement and/or Landlord/Sublessor's Agreement: Apple shall cause to be executed and delivered to Agent a Landlord's Agreement and/or Landlord/Sublessor's Agreement from each lessor and/or sublessor of its property set forth on Exhibit B, which Landlord's Agreement and/or Landlord/Sublessor's Agreement shall include a copy of the relevant lease and/or sublease.

     (b) Owner's Agreement: Golf and Dorson shall cause to be executed in favor of Agent and delivered to Agent an Owner's Agreement from each owner of property set forth on Exhibit B.

     (c) Guaranty: Borrowers shall cause to be executed in favor of Agent and Lenders and delivered to Agent, the Continuing Unconditional Guaranty of Empire Industries, Inc. of any and all indebtedness of Borrowers to Agent and Lenders.

     (d) Licensor's Consents: Each Borrower shall cause Wilson Sporting Goods Co. to execute and deliver to Agent a Licensor's Consent. Dorson shall cause Sport Chef, Inc. to execute and deliver to Agent a Licensor's Consent.

     (e) Processor's Letters: Agent and Lenders hereby acknowledge that Inventory is and from time to time may be delivered to a processor for processing at the locations set in Exhibit B. Relative thereto, Borrowers shall cause such processors to execute and deliver to Agent a Processor's Letter and shall cause each processor to execute and deliver to Agent Uniform Commercial Code Financing Statements to Agent.

     (f) Trademark Security Agreement: Sports and Dorson shall execute and deliver to Agent Amended and Restated Trademark Security Agreements.

     (g) Patent Security Agreement: Dorson shall execute and deliver to Agent an Amended and Restated Patent Security Agreement.

     (h) Service of Process: Each Borrower shall execute and deliver to Agent an Agreement wherein Sonnenschein Nath & Rosenthal shall agree to accept service of process on behalf of such Borrower.

     (i) Attorney's Opinion of Counsel: Each Borrower shall cause to be executed and delivered to Agent and Lenders on Attorney's Opinion Letter.

     36. AGENT:

     (a) Appointment of Agent:

          (i) Each Lender hereby designates LaSalle as Agent to act as herein specified. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the notes and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Except as otherwise provided herein, Agent shall hold all Collateral and all payments of principal, interest, fees, charges and expenses received pursuant to this Agreement or any of the Other Agreements for the benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees.

          (ii) The provisions of this Paragraph (11) are solely for the benefit of Agent and Lenders, and no Borrower nor any other Obligor shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Obligor.

     (b) Nature of Duties of Agent: Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. Neither Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of Agent shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

     (c) Lack of Reliance on Agent:

          (i) Independently and without reliance upon Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (A) its own independent investigation of the financial or other condition and affairs of Agent, each Obligor and any other Lender in connection with the taking or not taking of any action in connection herewith and (B) its own appraisal of the creditworthiness of Agent, each Obligor and any other Lender, and, except as expressly provided in this Agreement, Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

          (ii) Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement or any notes or the financial or other condition of any Obligor. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or the notes, or the financial condition of any Obligor, or the existence or possible existence of any Default or Event of Default, unless specifically requested to do so in writing by any Lender.

     (d) Certain Rights of Agent: Agent shall have the right to request instructions from the Requisite Lenders or all Lenders, as applicable pursuant to Paragraph (14) of this Exhibit A, by notice to each Lender. If Agent shall request instructions from the Requisite Lenders or all Lenders, as applicable, with respect to any act or action (including the failure to act) in connection with this Agreement, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Requisite Lenders or all Lenders, as applicable, and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder in accordance with the instructions of the Requisite Lenders or all Lenders, as applicable.

     (e) Reliance by Agent: Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person. Agent may consult with legal counsel (including counsel for any Borrower with respect to matters concerning such Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     (f) Indemnification of Agent: To the extent Agent is not reimbursed and indemnified by Borrowers, each Lender will reimburse and indemnify Agent, in proportion to its Pro Rata Share, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct.

     (g) Agent in its Individual Capacity: With respect to the Loans made by it pursuant hereto, Agent shall have the same rights and powers hereunder as any other Lender or holder of a note or participation interest and may exercise the same as though it was not performing the duties specified herein; and the terms "Lenders," "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include Agent in its individual capacity. Agent may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisor or other business with any Borrower or any Affiliate of any Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection with this Agreement and otherwise without having to account for the same to Lenders, to the extent such activities are not in contravention of the terms of this Agreement.

     (h) Holders of Notes: Agent may deem and treat the payee of any promissory note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any promissory note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such promissory note or of any promissory note or notes issued in exchange therefor.

     (i) Successor Agent:

          (i) Agent may, upon five (5) business days' notice to Lenders and Borrowers, resign at any time (effective upon the appointment of a successor Agent pursuant to the provisions of this Paragraph (11)(i)) by giving written notice thereof to Lenders and Borrowers. Upon any such resignation, the Requisite Lenders shall have the right, upon five (5) days' notice, to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation, then, upon five (5) days' notice, the retiring Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a bank or a trust company or other financial institution which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any Affiliate of such bank or trust company or other financial institution which is engaged in the banking business, having a combined capital and surplus of at least Fifty Million and No/100 Dollars ($50,000,000).

          (ii) Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Paragraph (11) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     (j) Collateral Matters:

          (i) Each Lender authorizes and directs Agent to enter into the Other Agreements for the benefit of Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Other Agreements, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender to take any action with respect to any Collateral or Other Agreements which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Other Agreements.

          (ii) Agent will not, without the verbal consent of all Lenders, which consent shall (a) be confirmed promptly thereafter in writing and (b) not be unreasonably withheld or delayed, execute any release of Agent's security interest in any Collateral except for releases relating to dispositions of Collateral (x) permitted by this Agreement and (y) in connection with the repayment in full of all of the Liabilities by Borrowers and the termination of all obligations of Agent and Lenders under this Agreement and the Other Agreements; provided, that Agent shall not be required to execute any such release on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such liens without recourse or warranty. In the event of any sale or transfer of any of the Collateral, Agent shall be authorized to deduct all of the expenses reasonably incurred by Agent from the proceeds of any such sale, transfer or foreclosure.

          (iii) Lenders hereby agree that the lien granted to Agent in any property sold or disposed of in accordance with the provisions of paragraph 6 of the Agreement shall be automatically released; provided, however that Agent's lien shall attach to and continue for the benefit of Agent and Lenders in the proceeds and products of such property arising from any such sale or disposition.

          (iv) To the extent, pursuant to the provisions of this Paragraph
     (11)(iv), Agent's execution of a release is required to release its lien upon any sale and transfer of Collateral which is consented to in writing by the

     Requisite Lenders or all Lenders, as applicable, and upon at least five (5) business days' prior written request by a Borrower, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the liens granted to Agent for the benefit of Lenders herein or pursuant hereto upon the Collateral that was sold or transferred.

          (v) Agent shall have no obligation whatsoever to Lenders or to any other Person to assure that the Collateral exists or is owned by a Borrower or any other Obligor or is cared for, protected or insured or that the liens granted to Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Agent in this Paragraph (11) or in any of the Other Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, given Agent's own interest in the Collateral as one of Lenders and that Agent shall have no duty or liability whatsoever to Lenders, except for its gross negligence or willful misconduct.

     (k) Actions with Respect to Defaults: In addition to Agent's right to take actions on its own accord as permitted under this Agreement, Agent shall take such action with respect to an Event of Default as shall be directed by the Requisite Lenders or all Lenders, as applicable pursuant to Paragraph (14) of this Exhibit A; provided, that until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable and in the best interests of Lenders.

     (l) Delivery of Information: Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by Agent from any Borrower or any other Obligor, the Requisite Lenders, any Lender or any other Person under or in connection with this Agreement or any Other Agreement except (i) as specifically provided in this Agreement or any Other Agreement and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of Agent at the time of receipt of such request and then only in accordance with such specific request.

     (m) Demand: Agent shall make demand for repayment by Borrowers of all Liabilities owing by Borrowers hereunder, upon the written request of the Requisite Lenders. Agent shall make such demand in such manner as it deems appropriate, in its sole discretion, to effectuate the request of the Requisite Lenders. Nothing contained herein shall limit the discretion of Agent to make or not make Loans hereunder, to take reserves, to deem certain Accounts and Inventory ineligible, or to exercise any other discretion granted to Agent in this Agreement.

     37. ASSIGNABILITY:

     (a) No Borrower shall have the right to assign this Agreement or any interest therein except with the prior written consent of Agent and all Lenders.

     (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender except to the extent such transfer would result in increased costs to Borrowers.

     (c) Each Lender may, with the consent of Agent which consent shall not be unreasonably withheld, but without the consent of any other Lender, assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Agreement; provided, that (i) for each such assignment, the parties thereto shall execute and deliver to Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance in the form attached hereto as Exhibit C, and a processing and recordation fee of Two Thousand Five Hundred and No/100 Dollars ($2,500) to be paid by the assignee, (ii) no such assignment shall be for less than Five Million and No/100 Dollars ($5,000,000) and (iii) such assignment will not be made without the consent of Borrowers, which consent will not be unreasonably withheld, if, but only if, (x) any Borrower would be required at the time of the assignment to pay additional costs and expenses to such new Lender as a result of additional capital reserve or similar costs of such new Lender which exceed those of the assigning Lender at the time of assignment, or (y) such new Lender is not a financial institution listed on Exhibit E hereto. Upon such execution and delivery of the Assignment and Acceptance to Agent, from and after the date specified as the effective date in the Assignment and Acceptance (the "Acceptance Date"), (x) the assignee thereunder shall be a party hereto, and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, such assignee shall have the rights and obligations of a Lender hereunder and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than any rights it may have pursuant to paragraph 15 of the Agreement which will survive) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

     (d) By executing and delivering an Assignment and Acceptance, the assignee thereunder confirms and agrees as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the Other Agreements, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any other Obligor or the performance or observance by Borrowers or any other Obligor of its obligations under this Agreement, (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in paragraph 12(b) of the Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (e) Agent shall, maintain at its address referred to in paragraph 16 of the Agreement a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of Lenders and the Maximum Loan Amounts of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrowers, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register and copies of each Assignment and Acceptance shall be available for inspection by Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to Borrowers. Within five (5) Business Days after its receipt of such notice, Borrowers shall execute and deliver to Agent in exchange for the surrendered promissory note or notes, a new promissory note or notes to the order of the assignee in an amount equal to the maximum amount of Loans such assignee may at any time make under the terms of this Agreement and, if the assigning Lender has retained a portion of the Loans, a new promissory note or notes to the order of the assigning Lender in an amount equal to the maximum amount of Loans such assigning Lender may at any time make under the terms of this Agreement. Such new promissory note or notes shall re-evidence the indebtedness outstanding under the old promissory note or notes and shall be in the aggregate principal amount of such surrendered promissory note or notes, shall be dated of even date herewith and shall otherwise be in substantially the form of the promissory note or notes subject to such assignment.

     (g) Each Lender may sell participations (without the consent of Agent, Borrowers or any other Lender) to one or more parties, in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Maximum Loan Amount or the Loans owing to it); provided, that (i) such Lender's obligations under this Agreement (including, without limitation, its Maximum Loan Amount hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrowers, Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (iv) such Lender shall not transfer, grant assign or sell any participation under which the participant shall have rights to approve any amendment or waiver of this Agreement except to the extent such amendment or waiver would (A) extend the final maturity date or the date for the payment of any installment of fees or principal or interest of any Loans in which such participant is participating,
(B) reduce the amount of any installment of principal of the Loans in which such participant is participating, (C) reduce the interest rate applicable to the Loans in which such participant is participating, or (D) reduce any fees payable hereunder.

     (h) Each Lender agrees that, without the prior written consent of Borrowers and Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or other Liabilities under the securities laws of the United States of America or of any jurisdiction.

     (i) In connection with the efforts of any Lender to assign its rights or obligations or to participate interests, such Lender may disclose any information in its possession regarding Borrowers; provided, that any such prospective assignee executes a confidentiality agreement in the form of Exhibit D hereto.

     38. INDEMNIFICATION: Each Borrower hereby agrees that Agent and Lenders may exchange any information concerning Borrowers, including, without limitation, information relating to the creditworthiness of each Borrower in the possession or control of Agent or Lenders, as the case may be; (i) with any of their respective affiliates; (ii) to any regulatory authority having jurisdiction over Agent or Lenders, (iii) to any other person, in connection with the exercise of Agent's or Lenders' rights hereunder or under any of the Other Agreements.

     39. AMENDMENTS, ETC.: No amendment or waiver of any provision of this Agreement or any of the Other Agreements, nor consent to any departure by any Obligor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Requisite Lenders, or if Lenders shall not be parties thereto, by the parties thereto and consented to by the Requisite Lenders, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver or consent shall, unless in writing and signed by all Lenders, do any of the following: (i) increase the Maximum Loan Amounts of Lenders or subject Lenders to any additional obligations to extend credit to Borrowers,
(ii) reduce the principal of, or interest on, the Loans or any fees hereunder,
(iii) postpone any date fixed for any payment in respect of principal of, or interest on, the Loan or any fees hereunder, (iv) change the Pro Rata Shares of Lenders, or any minimum requirement necessary for Lenders or the Requisite Lenders to take any action hereunder, (v) amend or waive this Paragraph (14), or change the definition of the Requisite Lenders, or (vi) except in connection with the financing, refinancing, sale or other disposition of any asset of Borrowers permitted under this Agreement, release or subordinate any liens in favor of Agent, for the benefit of Agent and Lenders, on any of the Collateral and provided further, that no amendment, waiver or consent affecting the rights or duties of Agent under this Agreement or any Other Agreement shall in any event be effective, unless in writing and signed by Agent in addition to Lenders required hereinabove to take such action. Notwithstanding any of the foregoing to the contrary, the consent of Borrowers shall not be required for any amendment, modification or waiver of the provisions of Paragraph (11) of this Exhibit A.

     40. NONLIABILITY OF AGENT AND LENDERS: The relationship between Borrowers and Lenders and Agent shall be solely that of borrower and lender. Neither Agent nor any Lender shall have any fiduciary responsibilities to Borrowers. Neither Agent nor any Lender undertakes any responsibility to Borrowers to review or inform Borrowers of any matter in connection with any phase of any Borrower's business or operations.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Exhibit A to Amended, Restated and Consolidated Loan and Security Agreement this 24th day of March, 1999.


                               LASALLE NATIONAL BANK, as Agent and a Lender


                               By:  /s/ Thomas Hirsch
                                    -------------------------------------------
                               Its  VP
                                    -------------------------------------------

                               CONGRESS FINANCIAL CORPORATION (CENTRAL), as a Lender


                               By   /s/ Brett Mook
                                    -------------------------------------------
                               Its  VP
                                    -------------------------------------------

                               FINOVA CAPITAL CORPORATION, as a Lender


                               By   Bruce Mettel
                                    -------------------------------------------
                               Its  Authorized Signer
                                    -------------------------------------------

                              APPLE SPORTS, INC.


                               By   /s/ Lawrence Geller
                                    -------------------------------------------
                               Its  Secretary
                                    -------------------------------------------

                               APPLE GOLF SHOES, INC.


                               By   /s/ Lawrence Geller
                                    -------------------------------------------
                               Its  Secretary
                                    -------------------------------------------

                               DORSON SPORTS, INC.


                               By   /s/ Lawrence Geller
                                    -------------------------------------------
                               Its  Secretary
                                    -------------------------------------------

                  EXHIBIT B - BUSINESS AND COLLATERAL LOCATIONS

Attached to and made a part of that certain Loan and Security Agreement of even date herewith by and among APPLE SPORTS, INC. ("APPLE"), APPLE GOLF SHOES, INC. ("GOLF"), DORSON SPORTS, INC. ("DORSON"), CONGRESS FINANCIAL CORPORATION (CENTRAL), as a Lender, FINOVA CAPITAL CORPORATION, as a Lender, LASALLE NATIONAL BANK, as a Lender and as Agent for Lenders, and all other Lenders now or hereafter a party to the Loan and Security Agreement.

I.

     A. Apple's Business Locations (please indicate which location is the principal place of business and at which locations originals and all copies of Apple's books, records and accounts are kept).

          1.   One Roebling Court, Ronkonkoma, NY 11779 (Principal)


          2.   Fifty One Roebling Court, Ronkonkoma, NY 11779


          3.


     B. Golf's Business Locations (please indicate which location is the principal place of business and at which locations originals and all copies of Golf's books, records and accounts are kept).

          1.   One Roebling Court, Ronkonkoma, NY 11779 (Principal)

          2.   Fifty One Roebling Court, Ronkonkoma, NY 11779

          3.

     C. Dorson's Business Locations (please indicate which location is the principal place of business and at which locations originals and all copies of Dorson's books, records and accounts are kept).

          1.   One Roebling Court, Ronknokoma, NY 11779 (Principal)

          2.   Fifty One Roebling Court, Ronkonkoma, NY 11779

          3.

II.

     A. Other locations of Collateral (including, without limitation, warehouse locations, processing locations, consignment locations) and all post office boxes of Apple. Please indicate the relationship of such location to Apple (i.e. public warehouse, processor, etc.).

          1. Mary Haven Industries, 101 County Road, Yaphank, NY 11980 - Processing

          2.   Details, 220 26th Street, Brooklyn, NY 11232 - Processing


          3.   P.O. Box 816, Bayport, NY 11705 - Post Office Box


     B. Other locations of Collateral (including, without limitation, warehouse locations, processing locations, consignment locations) and all post office boxes of Golf. Please indicate the relationship of such location to Golf (i.e. public warehouse, processor, etc.).

          1. Mary Haven Industries, 101 County Road, Yaphank, NY 11980 - Processing

          2.   Details, 220 26th Street, Brooklyn, NY 11232 - Processing

          3.   P.O. Box 816, Bayport, NY 11705 - Post Office Box


     C. Other locations of Collateral (including, without limitation, warehouse locations, processing locations, consignment locations) and all post office boxes of Dorson. Please indicate the relationship of such location to Dorson (i.e. public warehouse, processor, etc.).

          1. Mary Haven Industries, 101 County Road, Yaphank, NY 11980 - Processing

          2.   Details, 220 26th Street, Brooklyn, NY 11232 - Processing

          3.   P.O. Box 816, Bayport, NY 11705 - Post Office Box

                                    EXHIBIT C

                            ASSIGNMENT AND ACCEPTANCE

     This Assignment and Acceptance (the "Assignment and Acceptance") is executed as of ________________, 199__ between__________________________________
("Assignor") and _________________________________ ("Assignee").

                               W I T N E S S E T H

     WHEREAS, Assignor is party to an Amended, Restated and Consolidated Loan and Security Agreement dated as of March ___, 1999 (as may be amended from time to time, the "Loan Agreement") among Apple Sports, Inc. ("Apple"), Apple Golf Shoes, Inc. ("Golf"), Dorson Sports, Inc. ("Dorson") (Apple, Golf and Dorson sometimes referred to herein individually as "Borrower" and collectively as "Borrowers"), LaSalle National Bank, for itself and as agent ("Agent") for all "Lenders" (as defined in the Loan Agreement), Congress Financial Corporation (Central) ("Congress"), as a Lender, and Finova Capital Corporation ("Finova"), as a Lender;

     WHEREAS, Assignor has agreed to assign a portion of its loans and other financial accommodations to Borrowers pursuant to the Loan Agreement to Assignee;

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

     1.   Defined Terms

     Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

     2.   Assignment and Assumption

     Assignor hereby assigns to Assignee, without recourse, representation or warranty (other than as expressly provided herein), and Assignee hereby assumes, all of Assignor's right, title and interest arising under the Loan Agreement and the Other Agreements with respect to a portion of the outstanding Loans to Borrowers equal to Assignee's Pro Rata Share (as set forth under Assignee's signature hereto) of the outstanding Loans to Borrowers; provided, that Assignee's obligations to Assignor, Borrowers, Agent and any Lender are strictly limited to those obligations under the Loan Agreement unless otherwise explicitly provided for herein. Upon the Assignment Effective Date (as defined below), Assignee's Maximum Loan Amount shall be as set forth below Assignee's signature hereto. After giving effect to the


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assignment hereunder, Assignor's remaining Pro Rata Share and Maximum Loan
Amounts shall be as set forth below Assignor's signature hereto.

     3.   Payments on Assignment Effective Date

     In consideration of the assignment by Assignor to Assignee pursuant to this Assignment and Acceptance, Assignee agrees to pay to Assignor on or prior to the Assignment Effective Date an amount specified by Assignor in writing on or prior to the Assignment Effective Date which represents Assignee's Pro Rata Share of the Loans to Borrowers and outstanding on the Assignment Effective Date.

     4.   Effectiveness

     This Assignment and Acceptance shall become effective upon the full execution and delivery of this Assignment and Acceptance (the "Assignment Effective Date").

     5.   Representations and Warranties

     (a) Each of Assignor and Assignee represents and warrants to the other party as follows:

          (1) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment and Acceptance;

          (2) the making and performance by it of this Assignment and Acceptance and all documents required to be executed and delivered by it hereunder do not and will not violate any law or regulation of the jurisdiction of its incorporation or any other law or regulation applicable to it;

          (3) this Assignment and Acceptance has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as limited by applicable bankruptcy, reorganization, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general equity principles; and

          (4) all approvals, authorizations, or other actions by, or filing with, any governmental authority necessary for the validity or enforceability of its obligations under this Assignment and Acceptance have been obtained.

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     (b)  Assignor represents and warrants to Assignee that Assignee's Pro Rata
          Share of the Loan Limit and the outstanding Loans being assigned hereunder are not subject to any liens or security interests created by or known to Assignor.

     6.   Miscellaneous

     (a) Assignor shall not be responsible to Assignee for the execution (by any party other than Assignor), effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of the Loan Agreement, the Other Agreements or any of the agreements, documents or instruments executed and/or delivered in connection therewith (collectively, the "Loan Documents") or for any representations, warranties, recitals or statements made therein or in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents made or furnished or made available by Assignor to Assignee or by or on behalf of the Borrowers or any other person obligated under the Loan Documents (collectively, the "Credit Parties") to Assignor or Assignee in connection with the Loan Documents and the transactions contemplated thereby. Except as otherwise set forth in the Loan Agreement, Assignor shall not be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any default (matured or unmatured) under the Loan Documents.

     (b) Assignee represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the making of the Loans and the assignment by Assignor to Assignee hereunder and has made and shall continue to make its own appraisal of the creditworthiness of the Credit Parties. Assignor shall have no duty or responsibility (except as expressly provided in the Loan Agreement) either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of Assignee or to provide Assignee with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter and shall further have no responsibility with respect to the accuracy of, or the completeness of, any information provided to Assignee, whether by Assignor or by or on behalf of any Credit Party.

     (c) Assignee (x) agrees that it will perform all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender and (y) represents that it is either (i) a corporation organized under the laws of the United States or a state thereof or (ii) entitled to complete exemption from United States withholding tax imposed on or with respect to any payments to be made to it pursuant to the Loan Agreement.

     (d) ANY DISPUTE BETWEEN ASSIGNOR AND ASSIGNEE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO


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THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS ASSIGNMENT AND
ACCEPTANCE AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS AND NOT THE CONFLICTS OF LAW PROVISIONS OF THE STATE OF ILLINOIS.

     (e) No term or provision of this Assignment and Acceptance may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the parties to this Assignment and Acceptance.

     (f) This Assignment and Acceptance may be executed in one or more counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument.

     (g) All payments hereunder or in connection herewith shall be made in Dollars and in immediately available funds, payable to the account of Assignor at its office as designated in the Loan Agreement.

     (h) This Assignment and Acceptance shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither of the parties hereto may assign or transfer any of its rights or obligations under this Assignment and Acceptance without the prior consent of the other party. The preceding sentence shall not limit the right of Assignee to assign all or part of its Pro Rata Share of the Loan Limit and any outstanding Loans assigned under this Assignment and Acceptance in the manner contemplated by the Loan Agreement.

     (i) All representations and warranties made herein and indemnities provided for herein shall survive the consummation of the transactions contemplated hereby.

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     IN WITNESS WHEREOF, the parties hereto have executed this Assignment and
Acceptance as the date first above written.

                         (ASSIGNOR)


                         By_____________________________________________________

                         Title__________________________________________________

                         Pro Rata Share:  _________%
                         Maximum Loan Amount: $________

                         (ASSIGNEE)


                         By_____________________________________________________

                         Its____________________________________________________

                         Pro Rata Share:  _________%
                         Maximum Loan Amount: $________

Acknowledged and Agreed to this ____ day of

__________, 199__.


LASALLE NATIONAL BANK, as Agent


By___________________________________________________

Its__________________________________________________